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                                                                     EXHIBIT 4.1

                              AMENDED AND RESTATED

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                            12% SERIES A EXCHANGEABLE
                                 PREFERRED STOCK

                                       OF

                    GENERAL NUTRITION CENTERS HOLDING COMPANY

                       -----------------------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                       -----------------------------------

                  General Nutrition Centers Holding Company (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, by unanimous consent dated December 23, 2003 duly approved and adopted the following resolution (this "Certificate of Designation") which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that on December 5, 2003 the Board of Directors designated, created, authorized and provided for the issue of 12% Series A Cumulative Senior Redeemable Exchangeable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share at the time of initial issuance, consisting of 110,000 shares;

                  FURTHER RESOLVED, that the Board of Directors does hereby desire to amend and restate the Certificate of Designations governing the 12% Series A Cumulative Senior Redeemable Exchangeable Preferred Stock to cause such stock to be designated as 12% Series A Exchangeable Preferred Stock, and accordingly, there is hereby authorized (i) 100,000 shares of 12% Series A Exchangeable Preferred Stock (the "144A Exchangeable Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000 per share on the terms and with the voting powers, preferences and relative, participating, optional and other special rights, and

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qualifications, limitations and restrictions set forth herein and (ii) 100,000 shares of 12% Series A Preferred Stock (the "Public Exchangeable Preferred Stock" and, together with the 144A Exchangeable Preferred Stock, the "Series A Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000 per share to be issued upon the exchange of the 144A Exchangeable Preferred Stock pursuant to the Registration Rights Agreement, on the terms and with the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth herein.

                  1. Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

      "2010 Notes Indenture" means the indenture, dated as of December 5, 2003, among Centers, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to Centers' 8-1/2% Senior Subordinated Notes due 2010.

      "Acquisition" means the acquisition of General Nutrition Companies, Inc. pursuant to the Acquisition Agreement.

      "Acquisition Agreement" means the Purchase Agreement, dated October 16, 2003, among Royal Numico N.V., Numico USA, Inc. and Apollo GNC Holding, Inc., as amended and in effect on December 5, 2003.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

      "Apollo" means Apollo Management V, L.P. and its Affiliates or any entity controlled thereby or any of the partners thereof.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Certificate, the rules and procedures of the Depositary that apply to such transfer or exchange.

      "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary, other than directors' qualifying shares, property or other assets, each referred to for the purposes of this definition as a "disposition," by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than:

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            (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

            (2) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business;

            (3) the sale of Cash Equivalents in the ordinary course of business;

            (4) a transaction or a series of related transactions in which the fair market value of the assets disposed of, in the aggregate, does not exceed $2 million;

            (5) the sale or discount, with or without recourse, and on commercially reasonable terms, of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

            (6) the licensing of intellectual property in the ordinary course of business;

            (7) a disposition of property or assets that is governed by the provisions of Section 10(c) hereof;

            (8) the sale of franchisee accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (8), notes received in exchange for the transfer of franchisee accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

            (9) the transfer of franchise accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction;

            (10) any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business;

            (11) the granting of Liens (and foreclosure thereon) not prohibited by the terms of this Certificate of Designations or the Exchange Notes Indenture;

            (12) the closure and disposition of retail stores or distribution centers and any sales of a store owned by the Company or a Restricted Subsidiary to a franchisee, in each case in the ordinary course of business; and

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            (13) any sublease of real property by the Company or any Restricted
      Subsidiary to a franchisee in the ordinary course of business.

      "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

            (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption (including, in the case of the Series A Preferred Stock, the redemption required on December 1, 2011 upon election of the Holders thereof) or similar payment with respect to such Indebtedness or Preferred Stock multiplied by the amount of such payment by

            (2) the sum of all such payments.

      "Bank Indebtedness" means any and all amounts, whether outstanding on December 5, 2003 or thereafter Incurred, payable under or in respect of the Senior Credit Facility and all obligations under Specified Hedging Obligations (as defined in the Senior Credit Agreement), including, without limitation, principal, premium, if any, interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings, penalties, fees, charges, expenses, indemnifications, damages, reimbursement obligations, Guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

      "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

      "Borrowing Base" means, as of any date, an amount equal to:

            (1) 75% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 60 days past due; provided, however, that any franchise accounts receivable owned by a Receivables Subsidiary, or that the Company or any of its Subsidiaries has agreed to transfer to a Receivables Subsidiary, shall be excluded for purposes of determining such amount; plus

            (2) 50% of the book value of all inventory, net of reserves, owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

      "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated,

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equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

      "Cash Equivalents" means any of the following:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Senior Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition; and

            (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (5) of this definition.

      "Centers" means General Nutrition Centers, Inc.

      "Change of Control" means:

            (1) any event occurs the result of which is that any "Person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than any Permitted Holder or its Related Parties, becomes the beneficial owner, as defined in Rules l3d-3 and l3d-5 under the Exchange Act (except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year) directly or indirectly, of more than 50% of the Voting Stock of the Company or a Successor Company, as defined below, including, without limitation, through a merger or consolidation or purchase of Voting Stock of the Company; provided that the Permitted Holders or their Related Parties do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; provided further that the transfer of 100% of the Voting Stock of the Company to a Person that has an ownership structure identical to that of the Company prior to such transfer, such that the Company becomes a Wholly Owned Subsidiary of such Person, shall not be treated as a Change of Control for purposes of this Certificate of Designations;

            (2) after an Equity Offering that is an initial public offering of Capital Stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors, together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office;

            (3) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions other than a merger or consolidation, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons other than a Permitted Holder or a Related Party of a Permitted Holder; or

            (4) the adoption of a plan relating to the liquidation or dissolution of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" means General Nutrition Centers Holding Company, a Delaware corporation.

      "Consolidated Coverage Ratio" as of any date of determination, means the ratio of

            (1) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, to

            (2) Consolidated Interest Expense of the Company for such four fiscal quarters; provided, however, that:

      (a) if the Company or any Restricted Subsidiary:

            (i) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period, except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on:

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            (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or

            (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or

            (ii) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

            (b) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Disposition of any company or any business or any business segment, the EBITDA for such period shall be reduced by an amount equal to the EBITDA, if positive, directly attributable to the company, business or business segment that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA, if negative, directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period, and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale;

            (c) if since the beginning of such period, the Company or any Restricted Subsidiary, by merger or otherwise, has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Investment or acquisition occurred on the first day of such period; and

            (d) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the

                                       7

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      beginning of such period, has made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions described under Section 10(c) hereof or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting officer of the Company, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated at a fixed rate as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months. If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

      "Consolidated Interest Expense" means, as to any Person, for any period, the total consolidated interest expense of such Person and its Restricted Subsidiaries determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs plus, to the extent Incurred by such Person and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

      (1) interest expense attributable to Capitalized Lease Obligations determined as if such lease were a capitalized lease, in accordance with GAAP;

      (2) amortization of debt discount;

      (3) interest in respect of Indebtedness of any other Person that has been Guaranteed by such Person or any Restricted Subsidiary, but only to the extent that such interest is actually paid by such Person or any Restricted Subsidiary;

      (4) non-cash interest expense;

      (5) net costs associated with Hedging Obligations;

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      (6) the product of:

              (a) Preferred Stock cash dividends made in respect of all Preferred Stock of Restricted Subsidiaries of such Person and Disqualified Stock of such Person held by Persons other than such Person or a Restricted Subsidiary, multiplied by

              (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and

            (7) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person, other than the referent Person or any Subsidiary thereof, in connection with Indebtedness Incurred by such plan or trust; provided, however, that as to the Company, there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

      For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Agreements.

      "Consolidated Net Income" means, as to any Person, for any period, the consolidated net income (loss) of such Person and its Subsidiaries after preferred stock dividends, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

            (1) any net income (loss) of any Person if such Person is not (as to the Company) a Restricted Subsidiary and, as to any other Person, an unconsolidated Person, except that:

              (a) the referent Person's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the referent Person or a Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (3) below, and

              (b) the net loss of such Person shall be included to the extent of the aggregate Investment of the referent Person or any of its Restricted Subsidiaries in such Person;

            (2) any net income (loss) of any Restricted Subsidiary, as to the Company, or of any Subsidiary, as to any other Person, if in either case such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that:

              (a) such Person's equity in the net income of any such Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to such Person or another Subsidiary as a dividend, subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause, and

              (b) the net loss of such Subsidiary shall be included in determining Consolidated Net Income;

            (3) any extraordinary gain or loss (together with any provision for taxes related thereto);

            (4) the cumulative effect of a change in accounting principles;

            (5) any reduction to the Consolidated Net Income of any Person caused by the amount, if any, of (a) non-cash charges relating to the exercise of options and (b) non-cash losses (or minus non-cash gains) from foreign currency translation;

            (6) any decrease in net income caused by the increase in the book value of assets as a result of the Acquisition as reflected on the Company's balance sheet solely as a result of the application of SFAS No. 141;

            (7) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with any asset sale (other than in the ordinary course of business);

            (8) costs related to the closing of stores in connection with the Acquisition as described in the Offering Memorandum; and

            (9) costs incurred by the Company relating to an election made under
      Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign income tax laws), as provided in the Acquisition Agreement, in an amount not to exceed $10 million.

      "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles, other than patents, trademarks, copyrights, licenses and other intellectual property, shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP less all write-ups, other than write-ups in connection with acquisitions, subsequent to December 5, 2003 in the book value of any asset, except any such intangible assets, owned by the Company or any of its Restricted Subsidiaries.

      "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, including derivative agreements or arrangements, as to which such Person is a party or a beneficiary.

      "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

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      "Definitive Certificate" means certificated shares of Series A Preferred
Stock registered in the name of the Holder thereof and issued in accordance with
Section 16 hereof; such Definitive Certificate shall not bear the Global Certificate Legend.

      "Depositary" means the depositary selected by the Company with respect to the shares of Series A Preferred Stock, which shall initially be DTC and any and all successors thereto appointed by the Company.

      "Designated Senior Indebtedness" has the meaning set forth in the Exchange Notes Indenture.

      "DGCL" means the Delaware General Corporation Law, as in effect from time to time.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event:

            (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

            (2) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

            (3) is redeemable at the option of the holder thereof, in whole or in part;

in the case of clauses (1), (2) and (3), on or prior to the 91st day after December 1, 2011. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under Section 10(a) hereof.

      "Dividend Payments Date" has the meaning set forth in Section 3(a) hereof.

      "Dividend Rate" has the meaning set forth in Section 3(a) hereof.

      "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

      "DTC" means The Depositary Trust Company.

      "EBITDA" means, as to any Person, for any period, the Consolidated Net Income for such period, plus the following to the extent included in calculating such Consolidated Net Income:

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            (1) income tax expense;

            (2) Consolidated Interest Expense (including the amortization of any debt issuance costs to the extent such costs are included in the calculation of Consolidated Interest Expense);

            (3) depreciation expense;

            (4) amortization expense (including the amortization of any debt issuance costs to the extent such costs are included in the calculation of Consolidated Interest Expense);

            (5) other non-cash charges or non-cash losses; and

            (6) any fees or expenses paid in connection with the Acquisition as described in the Offering Memorandum.

      "Equity Offering" means any issuance or sale of Capital Stock (other than Disqualified Stock and other than to the Company or any of its Subsidiaries), or a contribution to the equity capital (other than by a Subsidiary of the Company), of the Company, in each case, that results in net proceeds to the Company of at least $100 million.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Date" has the meaning set forth in Section 7(a) hereof.

      "Exchange Notes" means the 12% Senior Subordinated Notes due 2011 issuable upon exchange of the Series A Preferred Stock.

      "Exchange Notes Indenture" means the indenture governing the Exchange Notes attached as Exhibit A hereto, as the same may be amended or modified from time to time.

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect on December 5, 2003, for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income" and "EBITDA," all defined terms in this Certificate of Designations, to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and as in effect from time to time, for all other purposes of this Certificate of Designations, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Certificate of Designations shall be computed in conformity with GAAP.

      "Global Certificate" means, individually and collectively, each of the Restricted Global Certificates and the Unrestricted Global Certificates deposited with or on behalf of and registered in the name of the Depository or its nominee, and that bears the Global Certificate Legend, issued in accordance with Section 16(a), 16(b), 16(c), 16(d) and 16(f) hereof.

      "Global Certificate Legend" means the legend set forth in Section 16(g)(2) hereof, which is required to be placed on all Global Certificates issued under this Certificate of Designations.

      "Government Obligations" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

            (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness or such other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

            (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits made in the ordinary course of business.

      The term "Guarantee" used as a verb has a correlative meaning.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "Holder" means a Person in whose name a share of Series A Preferred Stock is registered.

      "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary, whether by merger, consolidation, acquisition or otherwise, shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount, including Indebtedness on which interest is payable through the issuance of additional Indebtedness, shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

      "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

            (1) the principal of Indebtedness of such Person for borrowed money if and to the extent it would appear as a liability upon the consolidated balance sheet of such Person prepared in accordance with GAAP;

            (2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments if and to the extent it would appear as a liability upon the consolidated balance sheet of such Person prepared in accordance with GAAP;

            (3) all reimbursement obligations of such Person, including reimbursement obligations in respect of letters of credit or other similar instruments, the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed;

            (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except Trade Payables, which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services if and to the extent it would appear as a liability upon the consolidated balance sheet of such Person prepared in accordance with GAAP;

            (5) all Capitalized Lease Obligations of such Person;

            (6) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock or, if such Person is a Subsidiary of the Company, any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends, the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no fixed price, to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock;

            (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

              (a) the fair market value of such asset at such date of determination; and

              (b) the amount of such Indebtedness of such other Persons;

            (8) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

            (9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person, such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time.

      The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Certificate of Designations, or otherwise in accordance with GAAP.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Certificate through a Participant.

      "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, including derivative agreements or arrangements, as to which such Person is party or a beneficiary; provided, however, any such agreements entered into in connection with the Exchange Notes shall not be included.

      "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

      "Junior Securities" has the meaning set forth in Section 2(a) hereof.

      "Letter of Transmittal" means the Letter of Transmittal to be prepared by the Company and sent to all Holders of the 144A Exchangeable Preferred Stock for use by such Holders in connection with the Exchange Offer.

      "Leverage Ratio" means, on any date of determination, the ratio of:

            (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as of such date, to

            (2) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available; provided, however, that:

              (a) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Disposition of any company or any business or any business segment, the EBITDA for such period shall be reduced by an amount equal to the EBITDA, if positive, directly attributable to the company, business or business segment that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA, if negative, directly attributable thereto for such period;

              (b) if since the beginning of such period the Company or any Restricted Subsidiary, by merger or otherwise, has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any business segment, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Investment or acquisition occurred on the first day of such period; and

              (c) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period, has made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a) or (b) above if made by the Company or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof.

      "Liquidated Damages" means the liquidated damages, if any, then owing under the Registration Rights Agreement.

      "Liquidation Preference" has the meaning set forth in Section 3 hereof.

      "Majority Vote" has the meaning set forth in Section 8(c) hereof.

      "Mellon Letters of Credit" means the letter of credit facility between Mellon Bank, N.A. and General Nutrition, Incorporated existing on December 5, 2003 and the letters of credit issued thereunder.

      "Moody's" means Moody's Investors Service, Inc., and its successors.

      "Net Available Cash" from an Asset Disposition means cash payments received, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form, therefrom, in each case net of:

            (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, including, without limitation, fees and expenses of legal counsel, accountants and financial advisors, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

            (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or to any other Person, other than the Company or any Restricted Subsidiary, owning a beneficial interest in the assets disposed of in such Asset Disposition; and

            (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

      "Net Cash Proceeds" means, with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

      "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither the Company nor any Restricted Subsidiary;

              (a) provides any Guarantee or credit support of any kind, including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness; or

              (b) is directly or indirectly liable, as a guarantor or otherwise; and

            (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of the Company or any Restricted

      Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

      "Offering Memorandum" means the Company's offering memorandum, dated December 18, 2003, relating to the sale of the 144A Exchangeable Preferred Stock.

      "Officer" means the Chief Executive Officer, President, Chief Financial Officer, any Vice President, Controller, Secretary or Treasurer of the Company.

      "Officer's Certificate" means a certificate signed by at least one
Officer.

      "Opinion of Counsel" means a written opinion from legal counsel satisfactory to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

      "Parity Securities" has the meaning set forth in Section 2(a) hereof.

      "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

      "Payment Default" has the meaning set forth in Section 8(b)(v) hereof.

      "Permitted Holder" means Apollo.

      "Permitted Investment" means:

            (1) any Investment by the Company or any Restricted Subsidiary in a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

            (2) any Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

            (3) any Investment by the Company or any Restricted Subsidiary in Cash Equivalents;

            (4) any Investment by the Company or any Restricted Subsidiary in receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

            (5) any Investment by the Company or any Restricted Subsidiary in securities or other Investments received as consideration in sales or other dispositions of property or assets made in compliance with the covenant described under Section 4.09 of the Exchange Notes Indenture;

            (6) any Investment by the Company or any Restricted Subsidiary in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

            (7) Investments in existence or made pursuant to legally binding written commitments in existence on December 5, 2003;

            (8) any Investment by the Company or any Restricted Subsidiary in Hedging Obligations, which obligations are Incurred in compliance with
      Section 10(b) hereof;

            (9) any Investment by the Company or any Restricted Subsidiary in pledges or deposits:

              (a) with respect to leases or utilities provided to third parties in the ordinary course of business; or

              (b) otherwise described in the definition of "Permitted Liens;"

            (10) Investments in a Related Business in an amount not to exceed $35 million (measured at the time each such Investment is made without giving effect to subsequent changes in value) in the aggregate at any time outstanding (after giving effect to any such Investments that are returned to the Company or any Restricted Subsidiary, including through redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary);

            (11) loans by the Company or any Restricted Subsidiary to franchisees in an aggregate principal amount not to exceed $75 million at any one time outstanding;

            (12) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Capital Stock of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

            (13) any Investment in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan or similar trust) of Capital Stock of the Company (other than Disqualified Stock); provided that the amount of any Net Cash Proceeds that are utilized for any such Investment will be excluded from Section 10(a)(A)(4)(b) hereof; provided, however, that the value of any non-cash net proceeds shall be as conclusively determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $20 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing;

            (14) any sublease of real property to a franchisee, any advertising cooperative with franchisees and any trade credit extended to franchisees, in each case in the ordinary course of business;

            (15) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or
      (b) litigation, arbitration or other disputes with Persons who are not Affiliates; and

            (16) any Investments representing amounts held for employees of the Company and its Restricted Subsidiaries under the Company's or any Restricted Subsidiary's deferred compensation plan; provided that the amount of such Investments (excluding income earned thereon) shall not exceed the amount otherwise payable to such employees the payment of which was deferred under such plan and any amounts matched by the Company under such plan.

      "Permitted Liens" means:

            (1) Liens on properties or assets of the Company or any Restricted Subsidiary securing Senior Indebtedness that was permitted by the terms of this Certificate Designations to be incurred;

            (2) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not be reasonably expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

            (3) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

            (4) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security legislation and/or similar legislation or other insurance-related obligations, including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (5) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts, other than for borrowed money, obligations and deposits for or under or in respect of utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (6) easements, including reciprocal easement agreements, rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

            (7) Liens existing on, or provided for under written arrangements existing on, December 5, 2003, or, in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on December 5, 2003, securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets, plus improvements, accessions, proceeds or dividends or distributions in respect thereof, that secured, or under such written arrangements could secure, the original Indebtedness;

            (8) Liens securing Hedging Obligations Incurred in compliance with
      Section 10(b) hereof;

            (9) Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or the period within which such appeal or proceedings may be initiated shall not have expired and Liens arising from final judgments only to the extent, in an amount and for a period not resulting in an Event of Default with respect thereto;

            (10) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company, or at the time the Company or a Restricted Subsidiary acquires such property or assets; provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary, or such acquisition of such property or assets, and that such Liens are limited to all or part of the same property or assets, plus improvements, accessions, proceeds or dividends or distributions in respect thereof, that secured, or, under the written arrangements under which such Liens arose, could secure, the obligations to which such Liens relate;

            (11) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

            (12) Liens securing the Exchange Notes;

            (13) Liens securing the notes or the related note guarantees under the 2010 Notes Indenture;

            (14) Liens on assets of the Company or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

            (15) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any other obligation secured by, any other Permitted Liens; provided that any such new Lien is limited to all or part of the same property or assets, plus improvements, accessions, proceeds or dividends or distributions in respect thereof, that secured, or, under the written arrangements under which the original Lien arose, could secure, the obligations to which such Liens relate;

            (16) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (17) Liens to secure Indebtedness permitted by Section 10(b)(B)(8) hereof; provided that (a) any such Lien attaches to such assets concurrently with or within 180 days after the acquisition, construction or capital improvement thereof, (b) such Lien attaches solely to the assets so acquired, constructed or improved in such transaction and (c) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such assets;

            (18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods in the ordinary course of business;

            (19) licenses of intellectual property granted in the ordinary course of business;

            (20) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (21) Liens in favor of the Company or any Restricted Subsidiary.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes, however designated, that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "Private Placement Legend" means the legend set forth in Section 16(g)(1) hereof to be placed on all 144A Exchangeable Preferred Stock issued under this Certificate of Designations except where otherwise permitted by the provisions of this Certificate of Designations.

      "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any franchise accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such franchise accounts receivable, all contracts and all guarantees or other obligations in respect of such franchise accounts receivable, proceeds of such franchise accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving franchise accounts receivable.

      "Receivables Subsidiary" means a Restricted Subsidiary that engages in no activities other than in connection with the financing of franchise accounts receivable and that is designated by the Board of Directors (as provided below) as a Receivables Subsidiary:

            (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

              (a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction);

              (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction; or

              (c) subjects any property or asset of the Company or any Restricted Subsidiary (other than franchise accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

            (2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing franchise accounts receivable; and

            (3) with which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors will be evidenced by a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

      "Record Date" has the meaning set forth in Section 3(a) hereof.

      "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend, including pursuant to any defeasance or discharge mechanism (collectively, "refinances," and "refinanced" shall have a correlative meaning), any Indebtedness existing on December 5, 2003 or Incurred in compliance with this Certificate of Designations, including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary, to the extent permitted in this Certificate of Designations, and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

            (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced; provided that, for purposes of this clause (1), the Series A Preferred Stock shall have a Stated Maturity of December 1, 2011;

            (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

            (3) if the Indebtedness being refunded, refinanced, replaced, renewed, repaid, extended, defeased or discharged is Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes on terms at least as favorable to the holders of Exchange Notes as those contained in the documentation governing the Indebtedness being refunded, refinanced, replaced, renewed, repaid, extended, defeased or discharged;

            (4) such Refinancing Indebtedness is Incurred in an aggregate principal amount, or if issued with original issue discount, an aggregate issue price, that is equal to or less than the aggregate principal amount, or if issued with original issue discount, the aggregate accreted value, then outstanding of the Indebtedness being refinanced, plus fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include:

              (a) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company; or

              (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

            (5) if the Indebtedness being refunded, refinanced, replaced, renewed, repaid, extended, defeased or discharged is Indebtedness of the Company, such Refinancing Indebtedness is Incurred by the Company.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 23, 2003, by and among the Company, Lehman Brothers Inc. and J.P. Morgan Securities Inc., relating to the exchange of the 144A Exchange Preferred Stock for Public Exchangeable Preferred Stock.

      "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on December 5, 2003 or that are reasonably related or incidental thereto.

      "Related Party" means:

            (1) any controlling equityholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

            (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

      "Restricted Definitive Note" means a Definitive Certificate bearing the Private Placement Legend.

      "Restricted Global Certificate" means a Global Certificate bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Credit Agreement" means the credit agreement dated December 5, 2003, among Centers, the Company, the banks and other financial institutions party thereto from time to time, Lehman Commercial Paper Inc., as administrative agent, JPMorgan Chase Bank, as syndication agent, and the other parties thereto, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with Centers, or any subsidiary of Centers as borrower, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

      "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents, as defined therein, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, intellectual property security agreement, mortgages, letter of credit applications and other security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time, whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement:

            (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby;

            (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder;

            (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder; or

            (4) otherwise altering the terms and conditions thereof.

      "Senior Indebtedness" means the following obligations of the Company, whether outstanding on December 5, 2003 or thereafter Incurred, without duplication:

            (1) Bank Indebtedness; and

            (2) all obligations consisting of the principal of and premium and liquidated damages, if any, and accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding, on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Exchange Notes;

provided, however, that Senior Indebtedness will not include:

              (a) any obligations of the Company to any Subsidiary or any other Affiliate of the Company, or any such Affiliate's Subsidiaries;

              (b) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

              (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, including Guarantees thereof or instruments evidencing such liabilities;

              (d) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company;

              (e) Indebtedness that is represented by redeemable Capital Stock;
      or

              (f) that portion of any Indebtedness that is Incurred in violation of this Certificate of Designations; provided that Indebtedness under the Senior Credit Facility will not cease to be Senior Indebtedness under this clause (f) if the lenders of such Indebtedness obtained an Officer's Certificate as of the date of Incurrence of such Indebtedness to the effect that such Indebtedness was permitted to be Incurred by this Certificate of Designations.

      If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the U.S. Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

      "Senior Subordinated Indebtedness" has the meaning set forth in the Exchange Notes Indenture.

      "Series A Preferred Stock" has the meaning set forth in the recitals hereto. For all purposes herein (other than Section 16 hereof), the 144A Exchangeable Preferred Stock and the Public Exchangeable Preferred Stock shall be treated as a single class of preferred stock.

      "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Significant Subsidiary" means:

            (1) any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on December 5, 2003; and

            (2) any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

      "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred.

      "Subordinated Obligation" has the meaning set forth in the Exchange Notes Indenture.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "Successor Company" has the meaning set forth in Section 10(c)(A)(1) hereof.

      "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

      "Transfer Agent" means LaSalle Bank National Association and any successor or replacement transfer agent selected by the Company.

      "Unrestricted Definitive Certificate" means a Definitive Certificate that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Global Certificate" means a Global Certificate that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Subsidiary" means:

            (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

      The Board of Directors may designate any Subsidiary of the Company, including any newly acquired or newly formed Subsidiary of the Company, to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

              (a) the Subsidiary to be so designated has total consolidated assets of $100,000 or less; or

              (b) if such Subsidiary has consolidated assets greater than $100,000, then such designation would be permitted under Section 10(a) hereof.

      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

              (a) the Company could Incur at least $1.00 of additional Indebtedness under Section 10(b)(A) hereof; and

              (b) no Default or Event of Default shall have occurred and be continuing.

      "Voting Rights Triggering Event" shall have the meaning set forth in
Section 8(b)(iii) hereof.

      "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

      "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which, other than directors' qualifying shares, is owned by the Company or another Wholly Owned Subsidiary.

                  2. Ranking

                  (a) The Series A Preferred Stock will rank, with respect to dividend distributions and distributions upon the Company's liquidation, winding-up or dissolution (i) senior to the common stock of the Company and to each other class of Capital Stock or series of Preferred Stock created after the date of this Certificate of Designations, the terms of which do not expressly provide that it ranks on parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); and (ii) on a parity with any class of Capital Stock or series of Preferred Stock created after the date of this Certificate of Designations, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Parity Securities").

                  (b) The Company may not issue any new class of Parity Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock Parity

Securities) without a Majority Vote, unless any such Parity Securities are Disqualified Stock and the Company would be permitted to Incur Indebtedness pursuant to Section 10(b)(A) hereof; provided, however, that without the approval of the Holders of the Series A Preferred Stock the Company may issue and have outstanding shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of Series A Preferred Stock or other Parity Securities.

                  3. Dividends.

                  (a) Holders of the Series A Preferred Stock as of each Record Date (as defined below) will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Series A Preferred Stock at a rate per year (the "Dividend Rate") equal to 12% of the sum of (i) $1,000 per share of Series A Preferred Stock (the "Liquidation Preference"), plus (ii) accumulated dividends and Liquidated Damages on a share not paid in cash. All dividends will be cumulative, whether or not declared, on a daily basis from the date of issuance and will be payable quarterly in arrears on December 1, March 1, June 1 and September 1 of each year (each, a "Dividend Payment Date"), commencing on March 1, 2004. The record date (the "Record Date") with respect to such dividends will be each immediately preceding November 15, February 15, May 15 and August 15. The Company may, at its option, pay dividends in cash at any time. Cash dividends paid by the Company in excess of the current quarterly dividend from time to time will be applied to reduce amounts of accumulated and unpaid dividends and accumulated Liquidated Damages, if any.

                  (b) On March 1, 2009, if all accumulated dividends accruing after December 1, 2008 are not paid in full in cash, then the Dividend Rate will increase by 100 basis points. After March 1, 2009, the Dividend Rate will increase by 100 basis points at the end of each subsequent four-quarter period during which all accumulated and unpaid dividends accruing after December 1, 2008 are not paid in full in cash. Once all accumulated dividends accruing after December 1, 2008 are paid in full in cash, the Dividend Rate will return to 12%. Dividends on the Series A Preferred Stock will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  (c) On and after December 1, 2008, no full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends accruing from and after December 1, 2008 have been or contemporaneously are declared and paid in full or are declared and a sum in cash sufficient for such payment is set apart for such payment on the Series A Preferred Stock. If full dividends are not so paid, the Series A Preferred Stock will share cash dividends pro rata with the Parity Securities. On and after December 1, 2008, no dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities), and no Junior Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends accruing from December 1, 2008 have not been paid on the Series A Preferred Stock.

                  (d) Unpaid dividends accumulating on the Series A Preferred Stock for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on a Record Date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

                  4. Distributions Upon Liquidation, Dissolution or Winding Up.

                  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (the date of such occurrence, the "Liquidation Date"), the Company shall, out of the assets of the Company available for distribution, make the following payments:

                  (a) first, on a pro rata basis, payments (i) on shares of the Series A Preferred Stock in an amount equal to the Liquidation Preference, and all accumulated dividends and Liquidated Damages, if any, not previously paid in cash thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the Liquidation Date), and (ii) due on Parity Securities; provided, that if upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the funds available to pay the Series A Preferred Stock and all other Parity Securities are not sufficient to pay such securities in full, the Holders and the holders of Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference of and accumulated dividends and liquidated damages, if any, on such securities not previously paid in cash, to which each such holder is entitled; and

                  (b) second, payments on any Junior Securities, including, without limitation, the common stock of the Company.

       After payment in full in cash of the Liquidation Preference and all accumulated and unpaid dividends and Liquidated Damages, if any, to which Holders of Series A Preferred Stock are entitled, such Holders shall not be entitled to any further participation in any distribution of assets of the Company. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Company.

                  5. Redemption by the Company.

                  (a) Optional Redemption. The Company may, at its option, redeem all or part of the outstanding Series A Preferred Stock upon not less than 30 nor more than 90 days' notice (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor), at the following redemption prices (expressed as a percentage of Liquidation Preference), plus an amount in cash equal to all accumulated dividends not paid in cash (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date) and Liquidated Damages, if any, if redeemed during the 12-month period beginning December 1 of each of the years set forth below:

         YEAR             PERCENTAGE
----------------------    ----------
2003..................     112.000%
2004..................     110.286%
2005..................     108.571%
2006..................     106.857%
2007..................     105.143%
2008..................     103.429%
2009..................     101.714%
2010 and thereafter...     100.000%

                  (b) In the event of partial redemptions of Series A Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company, except that the Company may redeem shares held by any Holders of fewer than 100 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), without regard to any pro rata redemption requirement.

                  (c) Procedures for Optional Redemption. On and after a redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Series A Preferred Stock called for redemption and all rights of Holders of such shares will terminate, except for the right to receive the redemption price, without interest. If a notice of redemption is given as provided in the succeeding sentence and the funds necessary for redemption (including an amount in respect of all dividends and Liquidated Damages, if any, that will accumulate to the redemption date) is segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares called for redemption, then dividends shall cease to accumulate on the redemption date on the shares to be redeemed and, at the close of business on the day when such funds are segregated and set apart, the Holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. The Company will send a written notice of redemption by first class mail to each Holder of record of shares of Series A Preferred Stock not less than 30 days nor more than 60 days prior to the date fixed for such redemption. Such notice shall specify (i) the redemption date, (ii) the redemption price, (iii) if less than all of the Series A Preferred Stock is being redeemed, the aggregate Liquidation Preference being redeemed, (iv) the name and address of the Transfer Agent, (v) that shares called for redemption must be surrendered to the Transfer Agent to receive payment, and (vi) that, unless the Company defaults in making such redemption payment, dividends on the Series A Preferred Stock called for redemption shall cease to accumulate. Shares of Series A Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may, with any and all other authorized but unissued shares of preferred stock of the Company, be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with the terms of this Certificate of Designations.

                  (d) Any deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred Stock pursuant to this Section 5 shall be irrevocable except that:

                        (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                        (ii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the date of redemption shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

                  6. Redemption at the Option of the Holder.

                  (a) On December 1, 2011 (the "Purchase Date"), each Holder of shares of Series A Preferred Stock will have the right to require the Company to repurchase (subject to the legal availability of funds therefor) all or a portion of the Series A Preferred Stock held by such Holder at a purchase price equal to 100% of the Liquidation Preference thereof, plus all accumulated and unpaid dividends and Liquidated Damages, if any, to the date of repurchase (the "Purchase Price"), in accordance with the procedures set forth in this Section 6.

                  (b) The Company shall give notice (the "Company Notice") not less than 30 days and not more than 60 days before the Purchase Date by first class mail, postage prepaid, to all Holders of record of the Series A Preferred Stock at their registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such Company Notice shall state: (i) the Purchase Date and the Purchase Price, (ii) that any Holder who elects to have the Company repurchase any shares of Series A Preferred Stock held by such Holder must complete and sign the notice (the "Holder Repurchase Notice") included with the Company Notice and surrender any such shares of Series A Preferred Stock to the Transfer Agent, (iii) that the Holder Repurchase Notice may be withdrawn prior to the close of business on the Purchase Date by delivering a written notice of withdrawal in accordance with this Section 6, and
(iv) that the repurchase right described in this Section 6 is the only such right of Holders to elect to have the Company repurchase such Holder's Series A Preferred Stock and Holders that do not elect to have the Company repurchase their shares of Series A Preferred Stock or withdraw such election will have no other such right.

                  (c) The Holder Repurchase Notice shall: (i) identify the Series A Preferred Stock to be delivered by the Holder thereof for repurchase by the Company and (ii) state, if a Holder elects to have only a portion of the shares of Series A Preferred Stock held by such Holder, the number of shares to be repurchased.

                  (d) Any notice of withdrawal shall: (i) identify the shares of Series A Preferred Stock in respect of which such notice of withdrawal is being delivered, (ii) state the number of shares of Series A Preferred Stock with respect to which such notice of withdrawal is being submitted, and (iii) state the number of shares of Series A Preferred Stock that shall remain subject to the Purchase Notice.

                  (e) If on or prior to the Purchase Date, all funds necessary for any repurchases to be made on the Purchase Date have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares of Series A Preferred Stock that have delivered and not withdrawn a Holder Repurchase Notice to the Company, so as to be, and to continue to be available therefor, then, on and after the Purchase Date, unless the Company defaults in the payment of the applicable Purchase Price, dividends on the shares of the Series A Preferred Stock to be repurchased shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the Purchase Price, without interest; provided, however, that if the funds necessary for repurchase pursuant to this
Section 6 (including an amount in respect of all dividends and Liquidated Damages, if any, that will accumulate to the Purchase Date) have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares to be repurchased, dividends shall cease to accumulate on the Purchase Date on the shares to be repurchased and, at the close of business on the day on which such funds are segregated and set apart, such shares of Series A Preferred Stock shall no longer be deemed to be outstanding and the Holders of the shares to be repurchased shall cease to be stockholders of the Company and shall be entitled only to receive the Purchase Price for such shares. New certificates of Series A Preferred Stock having an aggregate Liquidation Preference and accumulated dividends and Liquidated Damages, if any, equal to the unpurchased portion of the Series A Preferred Stock shall be issued in the name of the Holder thereof upon cancellation of the original shares of Series A Preferred Stock without cost to the Holder thereof. Upon surrender, in accordance with the provisions of this Section 6, of the certificates for any shares so repurchased (properly endorsed or assigned for transfer, if the Company shall so require), such shares shall be repurchased by the Company at the Purchase Price. Shares of Series A Preferred Stock issued and reacquired by the Company pursuant to this Section 6 shall, upon compliance with the applicable requirements of Delaware law, have the status of undesignated shares of the Company, and may, with any and all other undesignated shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with this Certificate of Designations.

                  (f) Any deposit of funds with a bank or trust company for the purpose of repurchasing Series A Preferred Stock pursuant to this Section 6 shall be irrevocable except that:

                        (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares repurchased shall have no claim to such interest or other earnings;

                        (ii) the Company shall be entitled to receive from such bank or trust company the amount of any funds deposited with respect to shares of Series A Preferred Stock for which the Company has received a valid notice of withdrawal; and

                        (iii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the Purchase Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

                  (g) No Series A Preferred Stock may be repurchased except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any repurchase pursuant to this
Section 6.

                  (h) Payments of the Purchase Price shall only be made after delivery of a Purchase Notice and surrender of the applicable shares of Series A Preferred Stock (together with necessary endorsements) to the Tranfer Agent. Payment of the Purchase Price shall be made promptly following the later of the Purchase Date and the time of delivery of shares of Series A Preferred Stock for surrender.

                  7. Exchange.

                  (a) The Company may at its option exchange all but not less than all of the then-outstanding shares of Series A Preferred Stock into Exchange Notes to be issued under the Exchange Notes Indenture on any date (the "Exchange Date"); provided that on the date of such exchange (i) immediately after giving pro forma effect to such exchange, the Company would have had a Leverage Ratio equal to or less than 3.5 to 1; (ii) such exchange would comply with the DGCL; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Notes Indenture) would exist under the Exchange Notes Indenture, no default or event of default would exist under the Senior Credit Agreement or the 2010 Notes Indenture, and no default or event of default under any other material instrument governing Indebtedness of the Company or any Restricted Subsidiary outstanding at the time would be caused thereby; (iv) the Exchange Notes Indenture has been qualified under the Trust Indenture Act of 1939, if such qualification is required at the time of exchange; (v) the Company has delivered an Opinion of Counsel, dated the Exchange Date, to the effect that the conditions set forth in clauses (ii) and
(iv) have been satisfied; and (vi) the Company has delivered an Officer's Certificate, dated the Exchange Date, to the effect that the conditions set forth in clauses (i) and (iii) have been satisfied.

                  (b) Each Holder of outstanding shares of Series A Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 of principal amount of Exchange Notes for each $1.00 of (i) Liquidation Preference of, and (ii) accumulated dividends and Liquidated Damages, if any, not paid in cash on, Series A Preferred Stock held by it upon the exchange. The Exchange Notes will be issued in registered form, without coupons. Exchange Notes issued in exchange for Series A Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts of less than $1,000 so that each Holder of Series A Preferred Stock will receive certificates representing the entire amount of Exchange Notes to which such Holder's shares of Series A Preferred Stock entitle such Holder; provided that the Company may pay cash in lieu of issuing an Exchange Note in a principal amount of less than $1,000 to the extent necessary. On and after the Exchange Date, dividends will cease to accrue on the outstanding shares of Series A Preferred Stock exchanged, and all rights of Holders of such Series A Preferred Stock (except the right to receive the Exchange Notes, an amount in cash equal to the accumulated dividends and Liquidated Damages, if any, to the Exchange Date to the extent not already paid in cash or paid in the form of Exchange Notes issued upon exchange of the Series A Preferred Stock, and, if the Company so elects, cash in lieu of any Exchange Note that would be in an amount that is not an integral multiple of $1,000) will terminate. The Person entitled to receive the Exchange Notes issuable upon such exchange will be treated for all purposes as the registered Holder of such Exchange Notes.

                  (c) The Company will send, by first class mail at least 30, but not more than 90, days before the Exchange Date, to each Holder of record of shares of Series A Preferred Stock at the Holder's registered address a notice of the Company's intention to exchange, stating:

                        (i) the Exchange Date;

                        (ii) the instructions determined by the Company, consistent with the provisions described under this Section 7, that a Holder must follow in order to have its shares of Series A Preferred Stock exchanged; and

                        (iii) that dividends on the shares of Series A Preferred Stock to be exchanged will cease to accrue on the Exchange Date.

                  (d) Prior to the mailing of notice specified in Section 7(c) above, the Company shall execute and deliver with U.S. Bank National Association (or such other national bank or trust company selected by the Company) and qualify under the Trust Indenture Act of 1939 the Exchange Notes Indenture.

                  (e) On or before the Exchange Date, each Holder of Series A Preferred Stock shall surrender the certificate or certificates representing such shares of Series A Preferred Stock, in the manner and at the place designated in the notice specified in Section 7(c) above. The Company shall cause the Exchange Notes to be executed and authenticated on the Exchange Date and, upon surrender in accordance with the notice specified in Section 7(c) above of the certificates for any shares of Series A Preferred Stock so exchanged (properly endorsed or assigned for transfer), such shares shall be exchanged by the Company into Exchange Notes.

                  (f) As a condition to the exercise of the exchange rights described in this Section 7, the Company shall deliver an Opinion of Counsel to the trustee under the Exchange Notes Indenture as to the due authorization, execution and delivery and enforceability of both the Exchange Notes and the Exchange Notes Indenture.

                  8. Voting Rights.

                  (a) Holders of the Series A Preferred Stock will have no voting rights with respect to general corporate matters of the Company, except as provided by Delaware law or as set forth in this Section 8.

                  (b) If

                        (i) dividends accruing after December 1, 2008 on, and Liquidated Damages (to the extent permitted by the Senior Credit Agreement and the 2010 Indenture to be paid in cash on the Dividend Payment Date following the date incurred) with respect to, the

Series A Preferred Stock are in arrears and not paid in cash for four consecutive quarterly periods,

                        (ii) the Company fails to redeem or repurchase the Series A Preferred Stock when required to do so pursuant to the terms of this Certificate of Designations (whether or not the Company is permitted to do so by the terms of the Senior Credit Agreement or any other obligation of the Company),

                        (iii) the Company fails to make an offer to purchase all of the outstanding shares of Series A Preferred Stock following a Change of Control (whether or not the Company is permitted to do so by the terms of the Senior Credit Agreement or any other obligation of the Company) or fails to purchase shares of Series A Preferred Stock from Holders who elect to have such shares repurchased pursuant to the Change of Control offer (whether or not the Company is permitted to do so by the terms of the Senior Credit Agreement or any other obligation of the Company),

                        (iv) a breach or violation of any of the provisions set forth in Section 10 hereof occurs and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from Holders of 25% of the shares of Series A Preferred Stock then outstanding, or

                        (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Certificate of Designations, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more at any time, then in the case of each of clause (i) through (v) above, the number of directors constituting the Board of Directors will be increased by two and the Holders of the majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a class, shall have the right to elect two directors.

      Each such event described in any of clauses (i) through (v) above is referred to herein as a "Voting Rights Triggering Event." Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears accruing after December 1, 2008 on, and Liquidated Damages (to the extent permitted to be paid in cash on the Dividend Payment Date following the date incurred) with respect to, the Series A Preferred Stock are paid in full in cash, and any other failure, breach or default referred to in any of clauses (i) through (v) above is remedied or waived by the Holders of at least a majority of the shares of Series A Preferred Stock then outstanding, at which time the term of any directors previously elected as described in this paragraph shall terminate and the number of members of the Board of Directors shall be reduced by two.

                  (c) The Holders shall have no voting rights except as required by law or as otherwise provided in this Certificate of Designations. The Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock then outstanding voting or consenting, as the case may be, as one class (a "Majority Vote"):

                        (i) except as permitted in Section 2 hereof, authorize any class of Parity Securities;

                        (ii) authorize the issuance of any additional shares of Series A Preferred Stock (other than in connection with the Company's obligations under the Registration Rights Agreement)

                        (iii) amend or otherwise alter its Certificate of Incorporation (including this Certificate of Designations) in a manner that adversely affects the rights, preferences, privileges or voting rights of any of the Holders of Series A Preferred Stock; provided, except as set forth in
Section 8(c)(i), (1) the creation, authorization or issuance of any shares of Junior Securities or Parity Securities, (2) the decrease in the amount of authorized Capital Stock of the Company of any class, including any Series A Preferred Stock or (3) the increase in the amount of authorized Capital Stock of the Company of any class of Junior Securities or Parity Securities, in each case, shall not require the consent of the Holders of the Series A Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Series A Preferred Stock;

                        (iv) waive any compliance with any provision of this Certificate of Designation; or

                        (v) alter, amend or modify any of the terms of the Exchange Notes or the Exchange Notes Indenture in a manner that would require the consent of the holders of at least a majority in aggregate principal amount of outstanding Exchange Notes if the Exchange Notes were outstanding.

                  (d) Notwithstanding subsection (c) above, without the consent of each Holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designation may not (with respect to any shares of Series A Preferred Stock held by a non-consenting Holder):

                        (i) reduce the Liquidation Preference of any share of Series A Preferred Stock or alter the provisions with respect to the redemption of the Series A Preferred Stock;

                        (ii) reduce the rate of or change the time for payment of dividends on any share of Series A Preferred Stock;

                        (iii) make any share of Series A Preferred Stock payable in any form other than that stated in this Certificate of Designation;

                        (iv) make any change in the provisions of this Certificate of Designation relating to waivers of the rights of Holders of Series A Preferred Stock to receive the Liquidation Preference and dividends on the Series A Preferred Stock;

                        (v) waive a redemption payment with respect to any share of Series A Preferred Stock;

                        (vi) amend or modify any provision of the Exchange Notes Indenture that would require the consent of each holder of Exchange Notes outstanding if the Exchange Notes were outstanding; or

                        (vii) make any change in the foregoing amendment and waiver provisions.

                  (e) The Company in its sole discretion may without the vote or consent of any Holders of the Series A Preferred Stock amend or otherwise modify this Certificate of Designation:

                        (i) to cure any ambiguity, defect or inconsistency;

                        (ii) to make any change that would provide any additional rights or benefits to the Holders of the Series A Preferred Stock or that does not adversely affect the legal or economic rights under this Certificate of Designation of any such Holder; or

                        (iii) to make any change to the Exchange Notes Indenture that would not have required the consent of any holders of Exchange Notes if the Exchange Notes were outstanding.

                  9. Repurchase upon a Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder's shares of Series A Preferred Stock at a purchase price in cash equal to 101% of the Liquidation Preference thereof, plus an amount in cash equal to all accumulated dividends and Liquidated Damages, if any, per share repurchased (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the repurchase date) to the date of repurchase (the "Change of Control Payment"), subject to the right of Holders of record of Series A Preferred Stock on a Record Date prior to the Change of Control Purchase Date (as defined below) to receive dividends on the relevant Dividend Payment Date. The Company will not be obligated to purchase the shares of Series A Preferred Stock, however, if it has exercised its right to redeem all of the shares of Series A Preferred Stock pursuant to Section 5 hereof.

                  (b) Unless the Company has exercised its right to redeem all the shares of Series A Preferred Stock under Section 5 hereof, the Company is required, within 30 days following any Change of Control, or at the Company's option, prior to such Change of Control, to mail a notice to each Holder stating:

                        (i) that a Change of Control has occurred or will occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's shares of Series A Preferred Stock at a purchase price in cash equal to the Change of Control Payment, subject to the right of Series A Preferred Stock Holders of record on a Record Date prior to the repurchase date to receive dividends on the relevant Dividend Payment Date;

                        (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

                        (iii) the date of purchase (the "Change of Control Payment Date"), which will be no earlier than 30 days nor later than 90 days from the date such notice is mailed;

                        (iv) the instructions determined by the Company, consistent with this Section 9, that a Holder must follow in order to have its shares of Series A Preferred Stock purchased; and

                        (v) that, if such offer is made prior to such Change of Control, the Change of Control Payment is conditioned on the occurrence of such Change of Control.

                  (c) The Company will comply, to the extent applicable, with the requirements of Rule 13e-4 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of shares of Series A Preferred Stock pursuant to this Section 9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 9, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant as a result of such compliance.

                  (d) Prior to repurchasing any shares of Series A Preferred Stock pursuant to this Section 9, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Indebtedness restricting such repurchase or obtain the requisite consents, if any, under all agreements governing such outstanding Indebtedness to permit the repurchase of Series A Preferred Stock required by this Section 9.

                  (e) On or before the Change of Control Payment Date, the Company will, to the extent lawful:

                        (i) accept for payment all shares properly tendered and not withdrawn pursuant to the Change of Control offer; and

                        (ii) deposit with the Transfer Agent an amount equal to the Change of Control Payment in respect of all shares properly tendered and not withdrawn.

      The Transfer Agent will promptly mail to each Holder of shares of Series A Preferred Stock properly tendered and not withdrawn the Change of Control Payment for such shares, and, if necessary, the Transfer Agent will promptly mail (or cause to be transferred by book entry) to each Holder a new certificate equal to the unpurchased portion of the shares surrendered, if any. The Company will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control Payment Date.

                  (f) Notwithstanding anything to the contrary in this Section 9, the Company will not be required to make a Change of Control offer upon a Change of Control if (1) a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9 and purchases all shares of Series A Preferred Stock properly tendered and not withdrawn under the Change of Control offer, or (2) notice of redemption has been given pursuant to Section 5 hereof, unless and until there is a default in payment of the applicable redemption price.

                  10. Certain Covenants.

                  (a) Limitation on Restricted Payments

                  (A) The Company will not, and will not permit any Restricted Subsidiary to, take any of the following actions:

            (i) declare or pay any dividend or make any other payment or distribution on account of any Junior Securities (other than dividends or distributions payable in Junior Securities (other than Disqualified Stock));

            (ii) purchase, redeem, retire or otherwise acquire for value Junior Securities of the Company or of any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary; or

            (iii) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iii) being collectively referred to as "Restricted Payments"),

if at the time the Company or its Restricted Subsidiary makes a Restricted
Payment:

            (1) any event or condition that is, or after notice or passage of time or both would be, a Voting Rights Triggering Event occurs and continues to occur or would result therefrom;

            (2) all dividends on the Series A Preferred Stock that have accrued from December 1, 2008 and become payable have not been declared and paid in cash;

            (3) the Company could not Incur at least $1.00 of additional Indebtedness under Section 10(b)(A) hereof; or

            (4) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made after December 5, 2003 (excluding Restricted Payments permitted by clauses (1), (3), and (4) of paragraph
      (B) below) would exceed, without duplication, the sum of:

              (a) 50% of the Consolidated Net Income of the Company accrued during the period, treated as one accounting period, from the beginning of the first fiscal quarter commencing after December 5, 2003 to the end of the most recent fiscal quarter ending before the date of such Restricted Payment for which consolidated financial statements of the Company are available, or, if such Consolidated Net Income is a deficit, then minus 100% of such deficit;

              (b) 100% of the aggregate Net Cash Proceeds received by the Company since December 5, 2003 as a contribution to its common equity capital or from the issue or sale of Capital Stock of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), less the amount of any such Net Cash Proceeds that are utilized for an Investment pursuant to clause (13) of the definition of "Permitted Investments;"

              (c) in the case of the disposition or repayment of any Investment constituting a Restricted Investment, without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments, an amount equal to the lesser of the return of capital or similar repayment with respect to such Investment, or the initial amount of such Investment, in either case, less the cost of the disposition of such Investment;

              (d) to the extent that any Unrestricted Subsidiary of the Company designated as such after December 5, 2003 is redesignated as a Restricted Subsidiary after December 5, 2003, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after December 5, 2003; and

              (e) 50% of any dividends received by the Company or a Restricted Subsidiary after December 5, 2003 from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

                  (B) The provisions of paragraph (A) of this Section 10(a) will not prohibit the following actions:

            (1) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of any Junior Securities of the Company made by exchange, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares, for, or out of the proceeds of the substantially concurrent sale of, Junior Securities or Parity Securities of the Company, other than Disqualified Stock and other than Junior Securities or Parity Securities issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries; provided that the Net Cash Proceeds from such sale or exchange will be excluded in subsequent calculations of the amount of Restricted Payments;

            (2) payment of dividends within 60 days after the date of declaration of such dividends, if at the date of declaration such dividend would have complied with paragraph (A) of this Section 10(a);

            (3) any purchase or redemption of any Junior Securities of the Company from employees or former employees of the Company and its Restricted Subsidiaries pursuant to the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management or in connection with the termination of employment in an aggregate amount after December 5, 2003 not in excess of $5 million in any fiscal year, plus any unused amounts under this clause from prior fiscal years;

            (4) the payment of any dividend by a Restricted Subsidiary to the holders of all of its common equity interests on a pro rata basis;

            (5) Restricted Payments not to exceed $50 million in the aggregate since December 5, 2003; provided that no more than $25 million of such Restricted Payments are made in any calendar year; provided further that, after giving pro forma effect to any such Restricted Payment, the Company would have had a Leverage Ratio of less than 2.5 to 1.00; and

            (6) Restricted Payments not to exceed $35 million in the aggregate since December 5, 2003.

                  (C) Notwithstanding the foregoing, all Restricted Payments made either in accordance with clauses (1) through (4) of paragraph (A) above or pursuant to the exemptions contained in clauses (B)(5) or (6) above shall not exceed $50 million in the aggregate.

                  The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment-banking firm of national standing if the fair market value exceeds $20 million.

                  (b) Limitation on Indebtedness

                  (A) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and any Restricted Subsidiary of the Company may incur Indebtedness if, on the date of the Incurrence of such Indebtedness, the Consolidated Coverage Ratio would be greater than 2.0 to 1.0.

                  (B) The provisions of Section 10(b)(A) hereof will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

            (1) the Incurrence by the Company or any Restricted Subsidiary of additional Indebtedness and letters of credit under one or more Senior Credit Facilities (or the Mellon Letters of Credit) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of (a) $400 million and (b) the amount of the Borrowing Base as of the date of such Incurrence, in each case less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Senior Credit Facility that have been made by the Company or any of its Restricted Subsidiaries resulting from or relating to the formation of any Receivables Subsidiary or the consummation of any Qualified Receivables Transaction;

            (2) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant;

            (3) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

              (a) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Exchange Notes; and

              (b) (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

            (4) the Incurrence by the Company of Indebtedness represented by the Exchange Notes to be issued under the Exchange Notes Indenture in exchange for the Series A Preferred Stock and, if applicable, the Public Exchangeable Preferred Stock and registered notes issued in exchange for the 144A Exchangeable Preferred Stock and the Exchange Notes, respectively, to be issued pursuant to the Registration Rights Agreement;

            (5) the Incurrence by any Restricted Subsidiary of Indebtedness represented by the notes issued on December 5, 2003 and the related note guarantees under the 2010 Notes Indenture and the registered notes and the related note guarantees issued in exchange therefor to be issued pursuant to the registration rights agreement, dated as of December 5, 2003;

            (6) the Incurrence by the Company and any Restricted Subsidiary of Indebtedness existing on December 5, 2003 (other than the Mellon Letters of Credit);

            (7) the Incurrence by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness in exchange for, or the net proceeds of which are used (i) to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Certificate of Designations to be Incurred under Section 10(b)(A) hereof or clauses (2), (4), (5), (6), (7), (8) or (15) of this Section 10(b)(B) or (ii) to refund, refinance, redeem or replace the Series A Preferred Stock and the Exchange Notes that may be issued hereunder;

            (8) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction or improvement of property, plant or equipment used in the business of the Company or a Restricted Subsidiary, in an aggregate principal amount, including all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (8), not to exceed 2.5% of Consolidated Tangible Assets at any time outstanding measured at the time of Incurrence;

            (9) the Incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are Incurred in the ordinary course of business and not for speculative purposes;

            (10) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness evidenced by letters of credit issued in the ordinary course of business of the Company to secure workers' compensation and other insurance coverage;

            (11) the Incurrence by the Foreign Subsidiaries of Indebtedness if, at the time of Incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries Incurred pursuant to this clause (11) and then outstanding does not exceed the greater of (A) $30 million and (B) an amount equal to 50% of the consolidated book value of the inventories of the Foreign Subsidiaries measured at the time of Incurrence;

            (12) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any Restricted Subsidiary of the Company, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not Guaranteed by any such Person;

            (13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, letters of credit (not supporting Indebtedness for borrowed money), bankers' acceptances, performance and surety bonds in the ordinary course of business;

            (14) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, adjustment of purchase price, earn out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of the Company or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness Incurred pursuant to this clause (14) shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such dispositions; and

            (15) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness, which may include Bank Indebtedness, in an aggregate principal amount not to exceed $35 million outstanding at any one time.

                  (C) For purposes of determining compliance with this Section 10(b), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be Incurred pursuant to paragraph (A) this
Section 10(b), the Company will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify, all or a portion of such item of Indebtedness, in any manner that complies with this
Section 10(b). In addition, for purposes of determining compliance with this
Section 10(b), the accrual of interest, the accretion or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 10(b); provided that the amount thereof shall be included in Consolidated Interest Expense of the Company as accrued.

                  (D) Notwithstanding the foregoing provisions of this Section 10(b), if and to the extent Centers or its Restricted Subsidiaries (as defined in the 2010 Notes Indenture for purposes of this clause (D) only) would be permitted to Incur Indebtedness (as defined in the 2010 Notes Indenture for purposes of this clause (D) only) pursuant to the 2010 Notes Indenture (or any agreement or instrument governing any Indebtedness issued upon the refunding, refinancing or replacement thereof), Centers or such Restricted Subsidiaries, as the case may be, shall be permitted to Incur hereunder any Indebtedness permitted to be Incurred thereunder.

                  (c) Merger and Consolidation or Sale of Assets

                  (A) Without the approval of Holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, the Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey or transfer all or substantially all of its assets to, any Person, unless:

            (1) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

            (2) the Series A Preferred Stock will be converted into or exchanged for and will become shares of preferred stock of the Successor Company, if not the Company, having in respect of such Successor Company on a whole substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon that the Series A Preferred Stock had immediately prior to such transaction or series of transactions;

            (3) immediately after giving effect to such transaction or series of transactions, no Voting Rights Triggering Event, and no event or condition that is, or after notice or passage of time or both would be, a Voting Rights Triggering Event, will have occurred and be continuing; and

            (4) the Company will have delivered to the Transfer Agent an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such shares of the Successor Company comply with this Certificate of Designation; provided that:

              (a) in giving such Opinion of Counsel, such counsel may rely on such Officer's Certificate as to any matters of fact, including without limitation as to compliance with the foregoing clauses; and

              (b) no Opinion of Counsel will be required for a consolidation, merger or transfer described in Section 10(c)(C) hereof.

                  (B) In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

                  (C) The provisions of this covenant do not prohibit any Restricted Subsidiary from consolidating with, merging into or transferring all or part of its properties and assets to the Company. Additionally, the Company may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

                  (d) Designation of Unrestricted Subsidiaries

                  (A) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Voting Rights Triggering Event; provided that in no event will a Subsidiary of the Company that owns or holds the right to use, license or sublicense the "GNC" brand be designated as an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 10(a) hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Voting Rights Triggering Event.

                  (B) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced by a resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 10(a) hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Certificate of Designations and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under
Section 10(b) hereof, the Company will be in default of such Section 10(b). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 10(b) hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Voting Rights Triggering Event would be in existence following such designation.

                  (e) Limitation on Transactions with Affiliates

                  (A) Neither the Company nor any of its Restricted Subsidiaries will engage in any transaction or series of transactions, including the purchase, sale, lease or exchange of any property or the rendering of any service with any Affiliate of the Company (an "Affiliate Transaction") on terms that:

            (1) taken as a whole are less favorable to the Company or such Restricted Subsidiary than the terms that could be obtained at the time of such transaction in arm's-length dealings with a nonaffiliate; and

            (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million, is not in writing and has not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction. If there are no such Board members, then the Company must obtain a Fairness Opinion. A "Fairness Opinion" means an opinion from an independent investment banking firm, accounting firm or appraiser of national standing which indicates that the terms of such transaction are fair to the Company or such Restricted Subsidiary from a financial point of view.

                  (B) In addition, any Affiliate Transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $30 million will also require a Fairness Opinion.

                  (C) The provisions of Section 10(e)(A) and (B) hereof shall not prohibit the following actions:

            (1) any Restricted Payment permitted by Section 10(a) hereof or any Permitted Investment;

            (2) the performance of the obligations of the Company or a Restricted Subsidiary under any employment contract, collective bargaining agreement, service agreement, employee benefit plan, related trust agreement, severance agreement or any other similar arrangement entered into in the ordinary course of business;

            (3) payment of compensation, performance of indemnification or contribution obligations in the ordinary course of business;

            (4) any issuance, grant or award of stock, options or other securities, to employees, officers or directors;

            (5) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or any transaction between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

            (6) any other transaction arising out of agreements existing on December 5, 2003 and described in the "Certain Relationships and Related Party Transactions" section of the Offering Memorandum;

            (7) transactions with suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business and on terms no less favorable to the Company or the Restricted Subsidiary than those that could be obtained at such time in arm's-length dealings with a nonaffiliate;

            (8) the payment of rent due under the Master Lease, dated as of March 23, 1999, between Gustine Sixth Avenue Associates, Ltd. and General Nutrition, Incorporated, as in effect on the December 5, 2003 or as amended in compliance with the provisions of this covenant;

            (9) so long as no event or condition that is, or after notice or passage of time or both would be, a Voting Rights Triggering Event has occurred and is continuing, (a) payment of annual management fees to the Permitted Holder in an aggregate amount not to exceed, during any consecutive 12-month period, $1.5 million, (b) the payment of fees to the Permitted Holder for financial advisory and investment banking services rendered to the Company and its Restricted Subsidiaries in connection with acquisitions, securities offerings and other financings and similar significant corporate transactions in customary and reasonable amounts for such transactions, (c) the payment of the $7.5 million structuring and transition services fee to the Permitted Holder, and (d) reimbursement of reasonable out-of-pocket expenses incurred by the Permitted Holder in connection with the services described in clauses (a), (b) and (c) above; provided that the foregoing payments and reimbursements are subordinated to the Series A Preferred Stock to the same extent as the Exchange Notes would be subordinated to Designated Senior Indebtedness; provided further that if any such event or condition prevents the payment of any such fees, the Company may pay such deferred fees at the time such event or condition is cured or waived; and

            (10) any refinancing or replacement of the Series A Preferred Stock held by the Permitted Holder or any amendment of the terms of any such new securities that is not prohibited by any of the provisions contained in this Certificate of Designations.

                  (f) Reports

                  (A) Whether or not required by the SEC's rules and regulations, so long as any shares of Series A Preferred Stock are outstanding, the Company will furnish to the Holders of shares of Series A Preferred Stock, within the time periods specified in the SEC's rules and regulations:

            (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports and, with respect to the annual information only, a report on the Company's consolidated financial statements by the Company's certified independent accountants; and

            (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

                  (B) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) of Section 10(f)(A) hereof with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  (C) If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

                  (D) In addition, for so long as any shares of the Series A Preferred Stock remain outstanding, if at any time the Company is not required to file with the SEC the reports required by the preceding paragraphs, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  11. Payment.

                  (a) All amounts payable in cash with respect to the Series A Preferred Stock shall be payable in United States dollars. If a Holder has given wire instructions to the Company, the Company will pay all cash dividends and Liquidated Damages, if any, on that Holder's shares in accordance with those instructions. All other payments will be made at the principal executive office of the Company or, at the option of the Company, payment of cash dividends and Liquidated Damages (if any) may be made by check mailed to such Holder of the Series A Preferred Stock at its address set forth in the register of Holders of Series A Preferred Stock maintained by the Transfer Agent; provided, that payment by wire transfer of immediately available funds to the accounts specified by the Depositary, or its nominee, will be required with respect to payments on Global Certificates.

                  (b) Any payment on the Series A Preferred Stock due on any day that is not a Business Day need not be made on such day, but shall be made on the next succeeding Business Day with the same force and effect as if made on such due date.

                  (c) Dividends payable on the Series A Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

                  12. Remedies.

                  The provisions set forth under Section 8 hereof constitute the only remedy for a Holder of Series A Preferred Stock as a result of a breach of any covenant of or obligation contained in this Certificate of Designations. No action taken by the Company that is prohibited or limited by this Certificate of Designations shall constitute an ultra vires act.

                  13. Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  14. Severability of Provisions.

                  If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  15. Restrictions on Transfers to Non-United States Persons.

                  (a) No Holder of Series A Preferred Stock may transfer shares of Series A Preferred Stock to any Person that would not be considered a United States person under the Code without the prior written consent of the Company. Any transfer made in violation of this Section 15 will be void ab initio, the transfer will not be recognized by the Transfer Agent and the purchaser of such shares will not receive any of the rights (including the right to receive dividends and redemption payments) with respect to such shares. Any dividends or redemption payments received by such a non-United States person who acquires shares of Series A Preferred

Stock in violation of this Section 15 will be deemed to be held by such Persons solely in trust for the Company.

                  (b) Each certificate representing shares of Series A Preferred Stock shall bear a legend in substantially the following form:

"NOTWITHSTANDING ANYTHING CONTRARY IN THE FOREGOING PARAGRAPH, THIS SECURITY MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY THAT WOULD NOT BE CONSIDERED A UNITED STATES PERSON UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WITHOUT THE PRIOR WRITTEN CONSENT OF GENERAL NUTRITION CENTERS HOLDING COMPANY."

                  16. Transfer and Exchange.

                  (a) Transfer and Exchange of Global Certificates. A Global Certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Certificates will be exchanged by the Company for Definitive Certificates if:

                  (1) the Company delivers to the Transfer Agent notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

                  (2) the Company in its sole discretion determines that the Global Certificates (in whole but not in part) should be exchanged for Definitive Certificates and delivers a written notice to such effect to the Transfer Agent; or

                  (3) upon request of the Holders of at least a majority of the outstanding shares of Series A Preferred Stock, if there has occurred and is continuing a Voting Rights Triggering Event with respect to the shares of Series A Preferred Stock.

                  Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Certificates shall be issued in such names as the Depositary shall instruct the Transfer Agent. Global Certificates also may be exchanged or replaced, in whole or in part, as provided in this Certificate of Designations. Definitive Certificates delivered in exchange for any Global Certificate or beneficial interests in Global Certificates will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the Private Placement Legend unless such legend is not required by applicable law.

                  Except as otherwise provided above, every certificate issued and delivered in exchange for, or in lieu of, a Global Certificate or any portion thereof, pursuant to this Certificate of Designations, shall be issued and delivered in the form of, and shall be, a Global Certificate. A Global Certificate may not be exchanged for another certificate other than as provided herein.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Certificates. The transfer and exchange of beneficial interests in the Global Certificates will be effected through the Depositary, in accordance with the provisions of this Certificate of Designations and the Applicable Procedures. Beneficial interests in the Restricted Global Certificates will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Certificates also will require compliance with either subparagraph (1) or
(2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Certificate. Beneficial interests in any Restricted Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Certificate in accordance with the transfer restrictions set forth in the Private Placement Legend. No written orders or instructions shall be required to be delivered to the Transfer Agent to effect the transfers described in this Section 16(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Certificates. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 16(b)(1) above, the transferor of such beneficial interest must deliver to the Transfer Agent either:

                  (A) both:

                  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Certificate in an amount equal to the beneficial interest to be transferred or exchanged; and

                  (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                  (B) both:

                  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Certificate in an amount equal to the beneficial interest to be transferred or exchanged; and

                  (ii) instructions given by the Depositary to the Transfer Agent containing information regarding the Person in whose name such Definitive Certificate shall be registered to effect the transfer or exchange referred to in clause (1) above;

                  Upon consummation of an Exchange Offer by the Company in accordance with Section 16(f) hereof, the requirements of this Section 16(b)(2) shall be deemed to have been satisfied upon receipt by the Transfer Agent of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Certificates. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Certificates contained in this Certificate of Designations or otherwise applicable under the Securities Act, the Transfer Agent shall issue one or more new Global Certificate(s) reflecting an aggregate number of shares equal to the aggregate number of shares transferred pursuant to this Section 16(b)(2) above of Series A Preferred Stock.

                  (3) Transfer and Exchange of Beneficial Interests in a Restricted Global Certificate for Beneficial Interests in an Unrestricted Global Certificate. A beneficial interest in any Restricted Global Certificate may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Certificate or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate if the exchange or transfer complies with the requirements of Section 16(b)(2) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Public Exchangeable Preferred Stock or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Transfer Agent receives the following:

                  (i) if the holder of such beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder including the certifications reasonably requested by the Company and the Transfer Agent; or

                  (ii) if the holder of such beneficial interest in a Restricted Global Certificate proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate, a certificate from such holder including the certifications reasonably requested by the Company and the Transfer Agent; and, in each such case set forth in this subparagraph (D), if the Transfer Agent so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Certificate has not yet been issued, the Company shall issue and deliver one or more Unrestricted Global Certificates for an aggregate number of shares equal to the aggregate number of shares transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Certificate cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Certificate.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Certificates.

                  (1) Beneficial Interests in Restricted Global Certificates to Restricted Definitive Certificates. If any holder of a beneficial interest in a Restricted Global Certificate proposes to exchange such beneficial interest for a Restricted Definitive Certificate or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Certificate, then, upon receipt by the Transfer Agent of a certificate from such holder including the certifications requested by the Company and the Transfer Agent, the Transfer Agent shall issue a Global Certificate to represent the reduced number of shares of Series A Preferred Stock, and the Company shall execute and deliver to the Person designated in the instructions a Definitive Certificate for the appropriate number of shares. Any Definitive Certificate issued in exchange for a beneficial interest in a Restricted Global Certificate pursuant to this Section 16(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Transfer Agent through instructions from the Depositary and the Participant or Indirect Participant. The Transfer Agent shall deliver such Definitive Certificates to the Persons in whose names such shares are so registered. Any Definitive Certificate issued in exchange for a beneficial interest in a Restricted Global Certificate pursuant to this Section 16(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Restricted Global Certificates to Unrestricted Definitive Certificates. A holder of a beneficial interest in a Restricted Global Certificate may exchange such beneficial interest for an Unrestricted Definitive Certificate or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Public Exchangeable Preferred Stock or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Transfer Agent receives a certificate from such holder including the certifications requested by the Company and the Transfer Agent; and, if the Transfer Agent so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Beneficial Interests in Unrestricted Global Certificates to Unrestricted Definitive Certificates. If any holder of a beneficial interest in an Unrestricted Global Certificate proposes to exchange such beneficial interest for a Definitive Certificate or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Certificate, then, upon satisfaction of the conditions set forth in Section 16(b)(2) hereof, the Transfer Agent will cause the aggregate number of shares of the applicable Global Certificate to be reduced accordingly, and the Company will execute and deliver to the Person designated in the instructions a Definitive Certificate for the appropriate number of shares. Any Definitive Certificate issued in exchange for a beneficial interest pursuant to this Section 16(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Transfer Agent from or through the Depositary and the Participant or Indirect Participant. The Transfer Agent will deliver such Definitive Certificates to the Persons in whose names such shares are so registered. Any Definitive Certificate issued in exchange for a beneficial interest pursuant to this Section 16(c)(3) will not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Certificates for Beneficial Interests.

                  (1) Restricted Definitive Certificates to Beneficial Interests in Restricted Global Certificates. If any Holder of a Restricted Definitive Certificate proposes to exchange its shares for a beneficial interest in a Restricted Global Certificate or to transfer such Restricted Definitive Certificates to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Certificate, then, upon receipt by the Transfer Agent of a certificate from such Holder including the certifications requested by the Company and the Transfer Agent, the Transfer Agent will cancel the Restricted Definitive Certificate, increase or cause to be increased the aggregate number of shares represented by the appropriate Restricted Global Certificate.

                  (2) Restricted Definitive Certificates to Beneficial Interests in Unrestricted Global Certificates. A Holder of a Restricted Definitive Certificate may exchange such shares for a beneficial interest in an Unrestricted Global Certificate or transfer such Restricted Definitive Certificate to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Public Exchangeable Preferred Stock or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Transfer Agent receives a certificate from such Holder including the certifications requested by the Company and the Transfer Agent, and, if the Transfer Agent so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 16(d)(2), the Transfer Agent will cancel the Definitive Certificates and increase or cause to be increased the aggregate number of shares represented by the Unrestricted Global Certificate.

                  (3) Unrestricted Definitive Certificates to Beneficial Interests in Unrestricted Global Certificates. A Holder of an Unrestricted Definitive Certificate may exchange such Unrestricted Definitive Certificate for a beneficial interest in an Unrestricted Global Certificate or transfer such Definitive Certificates to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Certificate at any time. Upon receipt of a request for such an exchange or transfer, the Transfer Agent will cancel the applicable Unrestricted Definitive Certificate and increase or cause to be increased the aggregate number of shares of one of the Unrestricted Global Certificates.

                  If any such exchange or transfer from a Definitive Certificate to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
(3) above at a time when an Unrestricted Global Certificate has not yet been issued, the Company will issue and deliver one or more Unrestricted Global Certificates for an aggregate number of shares equal to the number of shares of Definitive Certificates so transferred.

                  (e) Transfer and Exchange of Definitive Certificates for Definitive Certificates. Upon request by a Holder of Definitive Certificates and such Holder's compliance with the provisions of this Section 16(e), the Transfer Agent will register the transfer or exchange of Definitive Certificates. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent the Definitive Certificates duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Transfer Agent duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 16(e).

                  (1) Restricted Definitive Certificates to Restricted Definitive Certificates. Any Restricted Definitive Certificate may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Certificate if the Transfer Agent receives a certificate including the certifications requested by the Company and the Transfer Agent.

                  (2) Restricted Definitive Certificates to Unrestricted Definitive Certificates. Any Restricted Definitive Certificate may be exchanged by the Holder thereof for an Unrestricted Definitive Certificate or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Certificate if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Public Exchangeable Preferred Stock or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Transfer Agent receives a certificate from such Holder including the certifications requested by the Company and the Transfer Agent, and, if the Transfer Agent so requests, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Certificates to Unrestricted Definitive Certificates. A Holder of Unrestricted Definitive Certificates may transfer such shares to a Person who takes delivery thereof in the form of an Unrestricted Definitive Certificate. Upon receipt of a request to register such a transfer, the Transfer Agent shall register the Unrestricted Definitive Certificates pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and deliver:

                  (1) one or more Unrestricted Global Certificates for aggregate number of shares equal to the aggregate number of shares represented by the beneficial interests in the Restricted Global Certificates accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Public Exchangeable Preferred Stock and (C) they are not affiliates (as defined in Rule 144) of the Company; and

                  (2) Unrestricted Definitive Certificates for an aggregate number of shares equal to the number of shares of the Restricted Definitive Certificates accepted for exchange in the Exchange Offer by Persons that certify in the applicable letters of transmittal that (A) they are not Broker-Dealers,
(B) they are not participating in a distribution of the Public Exchangeable Preferred Stock and (C) they are not affiliates (as defined in Rule 144) of the Company.

                  Concurrently with the issuance of such Preferred Stock, the Transfer Agent will cause the aggregate number of shares of the applicable Restricted Global Certificates to be reduced accordingly, and the Company will execute and deliver to the Persons designated by the Holders of Definitive Certificates so accepted Unrestricted Definitive Certificates for the appropriate number of shares.

                  (g) Legends. The following legends will appear on the face of all Global Certificates and Definitive Certificates issued pursuant to this Certificate of Designations unless specifically stated otherwise in the applicable provisions of this Certificate of Designations.

                  (1) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Certificate and each Definitive Certificate (and all shares issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF GENERAL NUTRITION CENTERS HOLDING COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES."

                  (B) Notwithstanding the foregoing, any Global Certificate or Definitive Certificate issued pursuant to subparagraphs (b)(3), (c)(2), (c)(3),
(d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 16 (and all shares issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) Global Certificate Legend. Each Global Certificate will bear a legend in substantially the following form:

                  "THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS GOVERNING THE SERIES A EXCHANGEABLE PREFERRED STOCK) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO

ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRANSFER AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED UNDER THE CERTIFICATE OF DESIGNATIONS,
(2) THIS GLOBAL CERTIFICATE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 16 OF THE CERTIFICATE OF DESIGNATIONS, (3) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO THE CERTIFICATE OF DESIGNATIONS AND (4) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF GENERAL NUTRITION CENTERS HOLDING COMPANY.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (h) Cancellation and/or Adjustment of Global Certificates. At such time as all beneficial interests in a particular Global Certificate have been exchanged for Definitive Certificates or a particular Global Certificate has been redeemed, repurchased or canceled in whole and not in part, each such Global Certificate will be returned to or retained and canceled by the Transfer Agent in accordance with applicable law. At any time prior to such cancellation, if any beneficial interest in a Global Certificate is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Certificate or for Definitive Certificates, the number of shares represented by such Global Certificate will be reduced accordingly; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Certificate, such other Global Certificate will be increased accordingly.

                            [signature page follows]

                  IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed this 23rd day of December, 2003.

                                     GENERAL NUTRITION CENTERS HOLDING COMPANY

                                     By:        /s/ Andrew Jhawar
                                         ---------------------------------------
                                         Name:  Andrew Jhawar
                                         Title: Vice President
                                         Address: 300 Sixth Avenue
                                                  Pittsburgh, Pennsylvania 15222
                                                  Attention: President

                                                                       EXHIBIT A

--------------------------------------------------------------------------------

                    GENERAL NUTRITION CENTERS HOLDING COMPANY

                     12% SENIOR SUBORDINATED NOTES DUE 2011

                           -------------------------

                               FORM OF INDENTURE

                             Dated as of [_______]

                           -------------------------

                               [________________]

                                     Trustee

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                        Indenture Section
310  (a)(1).................................................................             7.10
     (a)(2).................................................................             7.10
     (a)(3).................................................................             N.A.
     (a)(4).................................................................             N.A.
     (a)(5).................................................................             7.10
     (b)....................................................................             7.10
     (c)....................................................................             N.A.
311  (a)....................................................................             7.11
     (b)....................................................................             7.11
     (c)....................................................................             N.A.
312  (a)....................................................................             2.05
     (b)....................................................................            11.03
     (c)....................................................................            11.03
313  (a)....................................................................             7.06
     (b)(1).................................................................             N.A.
     (b)(2).................................................................          7.06; 7.07
     (c)....................................................................         7.06; 11.02
     (d)....................................................................             7.06
314  (a)....................................................................      4.03;11.02; 11.05
     (b)....................................................................             N.A
     (c)(1).................................................................            11.04
     (c)(2).................................................................            11.04
     (c)(3).................................................................             N.A.
     (d)....................................................................             N.A
     (e)....................................................................            11.05
     (f)....................................................................             N.A.
315  (a)....................................................................             7.01
     (b)....................................................................         7.05; 11.02
     (c)....................................................................             7.01
     (d)....................................................................             7.01
     (e)....................................................................             6.11
316  (a) (last sentence)....................................................             2.09
     (a)(1)(A)..............................................................             6.05
     (a)(1)(B)..............................................................             6.04
     (a)(2).................................................................             N.A.
     (b)....................................................................             6.07
     (c)....................................................................             2.12
317  (a)(1).................................................................             6.08
     (a)(2).................................................................             6.09
     (b)....................................................................             2.04
318  (a)....................................................................            11.01
     (b)....................................................................             N.A.
     (c)....................................................................            11.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   Definitions......................................................     1
Section 1.02   Other Definitions................................................    27
Section 1.03   Incorporation by Reference of Trust Indenture Act................    28
Section 1.04   Rules of Construction............................................    28

                                    ARTICLE 2
                                    THE NOTES

Section 2.01   Form and Dating..................................................    29
Section 2.02   Execution and Authentication.....................................    29
Section 2.03   Registrar and Paying Agent.......................................    30
Section 2.04   Paying Agent to Hold Money in Trust..............................    30
Section 2.05   Holder Lists.....................................................    31
Section 2.06   Transfer and Exchange............................................    31
Section 2.07   Replacement Notes................................................    42
Section 2.08   Outstanding Notes................................................    42
Section 2.09   Treasury Notes...................................................    43
Section 2.10   Temporary Notes..................................................    43
Section 2.11   Cancellation.....................................................    43
Section 2.12   Defaulted Interest...............................................    43

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee...............................................    44
Section 3.02   Selection of Notes to Be Redeemed or Purchased...................    44
Section 3.03   Notice of Redemption.............................................    44
Section 3.04   Effect of Notice of Redemption...................................    45
Section 3.05   Deposit of Redemption or Purchase Price..........................    45
Section 3.06   Notes Redeemed or Purchased in Part..............................    46
Section 3.07   Optional Redemption..............................................    46
Section 3.08   Mandatory Redemption.............................................    46
Section 3.09   Offer to Purchase by Application of Excess Proceeds..............    47

                                    ARTICLE 4
                                    COVENANTS

Section 4.01   Payment of Notes.................................................    48
Section 4.02   Maintenance of Office or Agency..................................    48
Section 4.03   Reports..........................................................    49
Section 4.04   Compliance Certificate...........................................    50
Section 4.05   Taxes............................................................    50
Section 4.06   Stay, Extension and Usury Laws...................................    50
Section 4.07   Limitation on Restricted Payments................................    50
Section 4.08   Limitation on Restrictions on Distributions from Restricted
                 Subsidiaries...................................................    53
Section 4.09   Limitation on Indebtedness.......................................    55
Section 4.10   Limitation on Asset Dispositions.................................    58

Section 4.11   Limitation on Transactions with Affiliates.......................    60
Section 4.12   Limitation on Liens..............................................    61
Section 4.13   Limitation on the Sale or Issuance of Preferred Stock of
               Restricted Subsidiaries..........................................    61
Section 4.14   Corporate Existence..............................................    62
Section 4.15   Offer to Repurchase Upon Change of Control.......................    62
Section 4.16   Limitation on Layering...........................................    63
Section 4.17   Designation of Unrestricted Subsidiaries.........................    63

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01   Merger, Consolidation, or Sale of Assets.........................    64

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01   Events of Default................................................    65
Section 6.02   Acceleration.....................................................    66
Section 6.03   Other Remedies...................................................    67
Section 6.04   Waiver of Past Defaults..........................................    67
Section 6.05   Control by Majority..............................................    67
Section 6.06   Limitation on Suits..............................................    68
Section 6.07   Rights of Holders of Notes to Receive Payment....................    68
Section 6.08   Collection Suit by Trustee.......................................    68
Section 6.09   Trustee May File Proofs of Claim.................................    68
Section 6.10   Priorities.......................................................    69
Section 6.11   Undertaking for Costs............................................    69

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01   Duties of Trustee................................................    70
Section 7.02   Rights of Trustee................................................    71
Section 7.03   Individual Rights of Trustee.....................................    71
Section 7.04   Trustee's Disclaimer.............................................    71
Section 7.05   Notice of Defaults...............................................    72
Section 7.06   Reports by Trustee to Holders of the Notes.......................    72
Section 7.07   Compensation and Indemnity.......................................    72
Section 7.08   Replacement of Trustee...........................................    73
Section 7.09   Successor Trustee by Merger, etc.................................    74
Section 7.10   Eligibility; Disqualification....................................    74
Section 7.11   Preferential Collection of Claims Against Company................    74

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance.........    74
Section 8.02   Legal Defeasance and Discharge...................................    74
Section 8.03   Covenant Defeasance..............................................    75
Section 8.04   Conditions to Legal or Covenant Defeasance.......................    75
Section 8.05   Deposited Money and Government Securities to be Held in Trust;
               Other Miscellaneous Provisions...................................    76
Section 8.06   Repayment to Company.............................................    77
Section 8.07   Reinstatement....................................................    77


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Notes..............................    77
Section 9.02   With Consent of Holders of Notes.................................    78
Section 9.03   Compliance with Trust Indenture Act..............................    79
Section 9.04   Revocation and Effect of Consents................................    79
Section 9.05   Notation on or Exchange of Notes.................................    80
Section 9.06   Trustee to Sign Amendments, etc..................................    80

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01  Agreement to Subordinate.........................................    80
Section 10.02  Liquidation; Dissolution; Bankruptcy.............................    80
Section 10.03  Default on Designated Senior Indebtedness........................    81
Section 10.04  Acceleration of Notes............................................    82
Section 10.05  When Distribution Must Be Paid Over..............................    82
Section 10.06  Notice by Company................................................    82
Section 10.07  Subrogation......................................................    82
Section 10.08  Relative Rights..................................................    82
Section 10.09  Subordination May Not Be Impaired by Company.....................    83
Section 10.10  Distribution or Notice to Representative.........................    83
Section 10.11  Rights of Trustee and Paying Agent...............................    83
Section 10.12  Authorization to Effect Subordination............................    83
Section 10.13  Amendments.......................................................    84

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01  Trust Indenture Act Controls.....................................    84
Section 11.02  Notices..........................................................    84
Section 11.03  Communication by Holders of Notes with Other Holders of Notes....    85
Section 11.04  Certificate and Opinion as to Conditions Precedent...............    85
Section 11.05  Statements Required in Certificate or Opinion....................    85
Section 11.06  Rules by Trustee and Agents......................................    86
Section 11.07  No Personal Liability of Directors, Officers, Employees and
               Stockholders.....................................................    86
Section 11.08  Governing Law....................................................    86
Section 11.09  No Adverse Interpretation of Other Agreements....................    86
Section 11.10  Successors.......................................................    86
Section 11.11  Severability.....................................................    86
Section 11.12  Counterpart Originals............................................    86
Section 11.13  Table of Contents, Headings, etc.................................    87

                                    EXHIBITS

Exhibit A     FORM OF NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

      INDENTURE dated as of [__________] between General Nutrition Centers Holding Company, a Delaware corporation (the "Company") and [__________], as trustee (the "Trustee").

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 12% Senior Subordinated Notes due 2011 (the "Notes"):

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "2010 Notes Indenture" means the indenture, dated as of December 5, 2003, among Centers, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to Centers' 8-1/2% Senior Subordinated Notes due 2010.

      "Acquisition" means the acquisition of General Nutrition Companies, Inc. pursuant to the Acquisition Agreement.

      "Acquisition Agreement" means the Purchase Agreement, dated October 16, 2003, among Royal Numico N.V., Numico USA, Inc. and Apollo GNC Holding, Inc., as amended and in effect on December 5, 2003.

      "Additional Assets" means

            (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

            (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided that such Restricted Subsidiary is primarily engaged in a Related Business;

            (3) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party; provided that such Restricted Subsidiary is primarily engaged in a Related Business; and

            (4) Capital Stock or Indebtedness of any Person which is primarily engaged in a Related Business; provided, however, for purposes of Section
      4.10 hereof, the aggregate amount of Net Available Cash permitted to be invested pursuant to this clause (4) shall not exceed at any one time outstanding 2.5% of Consolidated Tangible Assets.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

      "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

      "Amended Certificate of Designations" means the Amended and Restated Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof, which governs the Series A Preferred Stock, as filed by the Company with the Delaware Secretary of State on December 23, 2003.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "Apollo" means Apollo Management V, L.P. and its Affiliates or any entity controlled thereby or any of the partners thereof.

      "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary, other than directors' qualifying shares, property or other assets, each referred to for the purposes of this definition as a "disposition," by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than:

            (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

            (2) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business;

            (3) the sale of Cash Equivalents in the ordinary course of business;

            (4) a transaction or a series of related transactions in which the fair market value of the assets disposed of, in the aggregate, does not exceed $2 million;

            (5) the sale or discount, with or without recourse, and on commercially reasonable terms, of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

            (6) the licensing of intellectual property in the ordinary course of business;

            (7) for purposes of Section 4.10 hereof only, a disposition subject to the provisions of Section 4.07 hereof;

            (8) a disposition of property or assets that is governed by the provisions of Section 5.01 hereof;

            (9) the sale of franchisee accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (9), Notes received in exchange for the transfer of franchisee accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said Notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

            (10) the transfer of franchise accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction;

            (11) any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business;

            (12) the granting of Liens (and foreclosure thereon) not prohibited by this Indenture;

            (13) the closure and disposition of retail stores or distribution centers and any sales of a store owned by the Company or a Restricted Subsidiary to a franchisee, in each case in the ordinary course of business; and

            (14) any sublease of real property by the Company or any Restricted Subsidiary to a franchisee in the ordinary course of business.

      "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

            (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption (including, in the case of the Series A Preferred Stock, the redemption required on December 1, 2011 upon election of the holders thereof) or similar payment with respect to such Indebtedness or Preferred Stock multiplied by the amount of such payment by

            (2) the sum of all such payments.

      "Bank Indebtedness" means any and all amounts, whether outstanding on December 5, 2003 or thereafter Incurred, payable under or in respect of the Senior Credit Facility and all obligations under Specified Hedging Obligations (as defined in the Senior Credit Agreement), including, without limitation, principal, premium, if any, interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings, penalties, fees, charges, expenses, indemnifications, damages, reimbursement obligations, Guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Board of Directors" means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

      "Borrowing Base" means, as of any date, an amount equal to:

            (1) 75% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 60 days past due; provided, however, that any franchise accounts receivable owned by a Receivables Subsidiary, or that the Company or any of its Subsidiaries has agreed to transfer to a Receivables Subsidiary, shall be excluded for purposes of determining such amount; plus

            (2) 50% of the book value of all inventory, net of reserves, owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

      "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated, equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

      "Cash Equivalents" means any of the following:

            (1) United States dollars;

            (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

            (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Senior Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

            (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper having one of the two highest ratings obtainable from Moody's or S&P and, in each case, maturing within one year after the date of acquisition; and

            (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
      (5) of this definition.

      "Centers" means General Nutrition Centers, Inc.

      "Change of Control" means:

            (1) any event occurs the result of which is that any "Person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Permitted Holder or its Related Parties, becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act (except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year) directly or indirectly, of more than 50% of the Voting Stock of the Company or a Successor Company, as defined below, including, without limitation, through a merger or consolidation or purchase of Voting Stock of the Company; provided that the Permitted Holders or their Related Parties do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; provided further that the transfer of 100% of the Voting Stock of the Company to a Person that has an ownership structure identical to that of the Company prior to such transfer, such that the Company becomes a Wholly Owned Subsidiary of such Person, shall not be treated as a Change of Control for purposes of this Indenture;

            (2) after an Equity Offering that is an initial public offering of Capital Stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors, together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office;

            (3) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions other than a merger or consolidation, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons other than a Permitted Holder or a Related Party of a Permitted Holder; or

            (4) the adoption of a plan relating to the liquidation or dissolution of the Company.

      "Clearstream" means Clearstream Banking, S.A.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" means General Nutrition Centers Holding Company, and any and all successors thereto.

      "Consolidated Coverage Ratio" as of any date of determination means the ratio of

            (1) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available, to

            (2) Consolidated Interest Expense of the Company for such four fiscal quarters; provided, however, that:

                  (a)   if the Company or any Restricted Subsidiary:

                        (i) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period, except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on:

                              (A) the average daily balance of such Indebtedness
                        during such four fiscal quarters or such shorter period for which such facility was outstanding or

                              (B) if such facility was created after the end of
                        such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or

                        (ii) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

                  (b) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Disposition of any company or any business or any business segment, the EBITDA for such period shall be reduced by an amount equal to the EBITDA, if positive, directly attributable to the company, business or business segment that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA, if negative, directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period, and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale;

                  (c) if since the beginning of such period the Company or any Restricted Subsidiary, by merger or otherwise, has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Investment or acquisition occurred on the first day of such period; and

                  (d) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period, has made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions of Section 5.01 hereof or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting officer of the Company, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated at a fixed rate as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months. If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

      "Consolidated Interest Expense" means, as to any Person, for any period, the total consolidated interest expense of such Person and its Restricted Subsidiaries determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs plus, to the extent Incurred by such Person and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

            (1) interest expense attributable to Capitalized Lease Obligations determined as if such lease were a capitalized lease, in accordance with GAAP;

            (2) amortization of debt discount;

            (3) interest in respect of Indebtedness of any other Person that has been Guaranteed by such Person or any Restricted Subsidiary, but only to the extent that such interest is actually paid by such Person or any Restricted Subsidiary;

            (4) non-cash interest expense;

            (5) net costs associated with Hedging Obligations;

            (6) the product of:

            (a) Preferred Stock cash dividends made in respect of all Preferred Stock of Restricted Subsidiaries of such Person and Disqualified Stock of such Person held by Persons other than such Person or a Restricted Subsidiary, multiplied by

            (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and

            (7) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person, other than the referent Person or any Subsidiary thereof, in connection with Indebtedness Incurred by such plan or trust; provided, however, that as to the Company, there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

      For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Agreements.

      "Consolidated Net Income" means, as to any Person, for any period, the consolidated net income (loss) of such Person and its Subsidiaries after preferred stock dividends, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

            (1) any net income (loss) of any Person if such Person is not (as to the Company) a Restricted Subsidiary and, as to any other Person, an unconsolidated Person, except that:

                  (a) the referent Person's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the referent Person or a Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (3) below, and

                  (b) the net loss of such Person shall be included to the extent of the aggregate Investment of the referent Person or any of its Restricted Subsidiaries in such Person;

            (2) any net income (loss) of any Restricted Subsidiary, as to the Company, or of any Subsidiary, as to any other Person, if in either case such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that:

                  (a) such Person's equity in the net income of any such Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to such Person or another Subsidiary as a dividend, subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause, and

                  (b) the net loss of such Subsidiary shall be included in determining Consolidated Net Income;

            (3) any extraordinary gain or loss (together with any provision for taxes related thereto);

            (4) the cumulative effect of a change in accounting principles;

            (5) any reduction to the Consolidated Net Income of any Person caused by the amount, if any, of (a) non-cash charges relating to the exercise of options and (b) non-cash losses (or minus non-cash gains) from foreign currency translation;

            (6) any decrease in net income caused by the increase in the book value of assets as a result of the Acquisition as reflected on the Company's balance sheet solely as a result of the application of SFAS No. 141;

            (7) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with any asset sale (other than in the ordinary course of business);

            (8) costs related to the closing of stores in connection with the Acquisition as described in the Offering Memorandum; and

            (9) costs incurred by the Company relating to an election made under
      Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign income tax laws), as provided in the Acquisition Agreement, in an amount not to exceed $10 million.

      "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles, other than patents, trademarks, copyrights, licenses and other intellectual property, shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP less all write-ups, other than write-ups in connection with acquisitions, subsequent to December 5, 2003 in the book value of any asset, except any such intangible assets, owned by the Company or any of its Restricted Subsidiaries.

      "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, including derivative agreements or arrangements, as to which such Person is a party or a beneficiary.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Description of Series A Preferred Stock and Exchange Notes" means the description of the Series A Preferred Stock and the Notes included in the Offering Memorandum.

      "Designated Senior Indebtedness" means

            (1)   the Bank Indebtedness;

            (2) upon and after a consolidation or merger of the Company with and into Centers or of Centers with and into the Company, Indebtedness represented by the notes and related note guarantees under the 2010 Indenture; and

            (3) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

      "DGCL" means the Delaware General Corporation Law, as in effect from time to time.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event:

            (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

            (2) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

            (3) is redeemable at the option of the holder thereof, in whole or in part;

in the case of clauses (1), (2) and (3), on or prior to the 91st day after December 1, 2011. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.07 hereof.

      "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

      "EBITDA" means, as to any Person, for any period, the Consolidated Net Income for such period, plus the following to the extent included in calculating such Consolidated Net Income:

            (1)   income tax expense;

            (2) Consolidated Interest Expense (including the amortization of any debt issuance costs to the extent such costs are included in the calculation of Consolidated Interest Expense);

            (3) depreciation expense;

            (4) amortization expense (including the amortization of any debt issuance costs to the extent such costs are included in the calculation of Consolidated Interest Expense);

            (5) other non-cash charges or non-cash losses; and

            (6) any fees or expenses paid in connection with the Acquisition as described in the Offering Memorandum.

      "Equity Offering" means any issuance or sale of Capital Stock (other than Disqualified Stock and other than to the Company or any of its Subsidiaries), or a contribution to the equity capital (other than by a Subsidiary of the Company), of the Company, in each case, that results in net proceeds to the Company of at least $100 million.

      "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means (1) if the Notes are issued under this Indenture prior to the consummation of the Exchange Offer, the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof and (2) if the Series A Preferred Stock is exchanged for the Notes in accordance with the Amended Certificate of Designations after the consummation of the Exchange Offer, the Notes issued under this Indenture.

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect on December 5, 2003, for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income" and "EBITDA," all defined terms in this Indenture, to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and as in effect from time to time, for all other purposes of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

      "Government Obligations" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

            (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness or such other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

            (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits made in the ordinary course of business.

      The term "Guarantee" used as a verb has a correlative meaning.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "Holder" means a Person in whose name a Note is registered.

      "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

      "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary, whether by merger, consolidation, acquisition or otherwise, shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount, including Indebtedness on which interest is payable through the issuance of additional Indebtedness, shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

      "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

            (1) the principal of Indebtedness of such Person for borrowed money if and to the extent it would appear as a liability upon the consolidated balance sheet of such Person prepared in accordance with GAAP;

            (2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments if and to the extent it would appear as a liability upon the consolidated balance sheet of such Person prepared in accordance with GAAP;

            (3) all reimbursement obligations of such Person, including reimbursement obligations in respect of letters of credit or other similar instruments, the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed;

            (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except Trade Payables, which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services if and to the extent it would appear as a liability upon the consolidated balance sheet of such Person prepared in accordance with GAAP;

            (5) all Capitalized Lease Obligations of such Person;

            (6) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock or, if such Person is a Subsidiary of the Company, any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends, the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no fixed price, to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock;

            (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

                  (a) the fair market value of such asset at such date of determination; and

                  (b) the amount of such Indebtedness of such other Persons;

            (8) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

            (9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person, such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time.

      The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise in accordance with GAAP.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Purchasers" means Lehman Brothers Inc. and J.P. Morgan Securities Inc.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, including derivative agreements or arrangements, as to which such Person is party or a beneficiary; provided, however, any such agreements entered into in connection with the Notes shall not be included.

      "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Leverage Ratio" means, on any date of determination, the ratio of:

            (1) the aggregate amount of Indebtedness of the Company and its Restricted on a consolidated basis as of such date, to

            (2) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available; provided, however, that:

                  (a) if since the beginning of such period the Company or
            any Restricted Subsidiary has made any Asset Disposition of any company or any business or any business segment, the EBITDA for such period shall be reduced by an amount equal to the EBITDA, if positive, directly attributable to the company, business or business segment that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA, if negative, directly attributable thereto for such period;

                  (b) if since the beginning of such period the Company or any
            Restricted Subsidiary, by merger or otherwise, has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any business segment, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Investment or acquisition occurred on the first day of such period; and

                  (c) if since the beginning of such period any Person that
            subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period, has made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a) or (b) above if made by the Company or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act, as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof.

      "Liquidated Damages" means the liquidated damages then owing under the Registration Rights Agreement.

      "Mellon Letters of Credit" means the letter of credit facility between Mellon Bank, N.A. and General Nutrition, Incorporated existing on December 5, 2003 and the letters of credit issued thereunder.

      "Moody's" means Moody's Investors Service, Inc., and its successors.

      "Net Available Cash" from an Asset Disposition means cash payments received, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form, therefrom, in each case net of:

            (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, including, without limitation, fees and expenses of legal counsel, accountants and financial advisors, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

            (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or to any other Person, other than the Company or any Restricted Subsidiary, owning a beneficial interest in the assets disposed of in such Asset Disposition; and

            (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

      "Net Cash Proceeds" means, with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

      "Non-Recourse Debt" means Indebtedness:

            (1) as to which neither the Company nor any Restricted Subsidiary;

                  (a) provides any Guarantee or credit support of any kind,
            including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness; or

                  (b) is directly or indirectly liable, as a guarantor or
            otherwise; and

            (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering Memorandum" means the Company's offering memorandum, dated December 18, 2003, relating to the sale of the Series A Preferred Stock.

      "Officer" means the Chief Executive Officer, President, Chief Financial Officer, any Vice President, Controller, Secretary or Treasurer of the Company.

      "Officer's Certificate" means a certificate signed by at least one Officer and that meets the requirements of Section 11.05 hereof.

      "Opinion of Counsel" means a written opinion from legal counsel satisfactory to the Trustee and that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "Permitted Holder" means Apollo.

      "Permitted Investment" means:

            (1) any Investment by the Company or any Restricted Subsidiary in a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

            (2) any Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

            (3) any Investment by the Company or any Restricted Subsidiary in Cash Equivalents;

            (4) any Investment by the Company or any Restricted Subsidiary in receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

            (5) any Investment by the Company or any Restricted Subsidiary in securities or other Investments received as consideration in sales or other dispositions of property or assets made in compliance with the provisions of Section 4.10 hereof;

            (6) any Investment by the Company or any Restricted Subsidiary in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

            (7) Investments in existence or made pursuant to legally binding written commitments in existence on December 5, 2003;

            (8) any Investment by the Company or any Restricted Subsidiary in Hedging Obligations, which obligations are Incurred in compliance with the provisions of Section 4.09 hereof;

            (9) any Investment by the Company or any Restricted Subsidiary in pledges or deposits:

                  (a) with respect to leases or utilities provided to third
            parties in the ordinary course of business; or

                  (b) otherwise described in the definition of "Permitted
            Liens;"

            (10) Investments in a Related Business in an amount not to exceed $35 million (measured at the time each such Investment is made without giving effect to subsequent changes in value) in the aggregate at any time outstanding (after giving effect to any such Investments that are returned to the Company or any Restricted Subsidiary, including through redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary);

            (11) loans by the Company or any Restricted Subsidiary to franchisees in an aggregate principal amount not to exceed $75 million at any one time outstanding;

            (12) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Capital Stock of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other

      Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

            (13) any Investment in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan or similar trust) of Capital Stock of the Company (other than Disqualified Stock); provided that the amount of any Net Cash Proceeds that are utilized for any such Investment will be excluded from clause 3(B) of Section 4.07(a) hereof; provided, however, that the value of any non-cash net proceeds shall be as conclusively determined by the Board of Directors in good faith, except that in the event the value of any non-cash proceeds shall be $20 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing;

            (14) any sublease of real property to a franchisee, any advertising cooperative with franchisees and any trade credit extended to franchisees, in each case in the ordinary course of business;

            (15) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or
      (b) litigation, arbitration or other disputes with Persons who are not Affiliates; and

            (16) any Investments representing amounts held for employees of the Company and its Restricted Subsidiaries under the Company's or any Restricted Subsidiary's deferred compensation plan; provided that the amount of such Investments (excluding income earned thereon) shall not exceed the amount otherwise payable to such employees the payment of which was deferred under such plan and any amounts matched by the Company under such plan.

      "Permitted Junior Securities" means (1) common equity interests in the Company or (2) debt or preferred equity securities of the Company issued pursuant to a plan of reorganization consented to by each class of Senior Indebtedness; provided that all such securities are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness under this Indenture.

      "Permitted Liens" means:

            (1) Liens on properties or assets of the Company or any Restricted Subsidiary securing Senior Indebtedness that was permitted by the terms of this Indenture to be incurred;

            (2) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not be reasonably expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

            (3) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

            (4) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security legislation and/or similar legislation or other insurance-related obligations, including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (5) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts, other than for borrowed money, obligations and deposits for or under or in respect of utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (6) easements, including reciprocal easement agreements, rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

            (7) Liens existing on, or provided for underwritten arrangements existing on, December 5, 2003, or, in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on December 5, 2003, securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets, plus improvements, accessions, proceeds or dividends or distributions in respect thereof, that secured, or under such written arrangements could secure, the original Indebtedness;

            (8) Liens securing Hedging Obligations Incurred in compliance with the provisions of Section 4.09 hereof;

            (9) Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or the period within which such appeal or proceedings may be initiated shall not have expired and Liens arising from final judgments only to the extent, in an amount and for a period not resulting in an Event of Default with respect thereto;

            (10) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company, or at the time the Company or a Restricted Subsidiary acquires such property or assets; provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary, or such acquisition of such property or assets, and that such Liens are limited to all or part of the same property or assets, plus improvements, accessions, proceeds or dividends or distributions in respect thereof, that secured, or, under the written arrangements under which such Liens arose, could secure, the obligations to which such Liens relate;

            (11) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

            (12) Liens securing the Notes;

            (13) Liens securing the notes or the related note guarantees under the 2010 Notes Indenture;

            (14) Liens on assets of the Company or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

            (15) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any other obligation secured by, any other Permitted Liens; provided that any such new Lien is limited to all or part of the same property or assets, plus improvements, accessions, proceeds or dividends or distributions in respect thereof, that secured, or, under the written arrangements under which the original Lien arose, could secure, the obligations to which such Liens relate;

            (16) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (17) Liens to secure Indebtedness permitted by clause (8) of paragraph (b) of Section 4.09 hereof; provided that (a) any such Lien attaches to such assets concurrently with or within 180 days after the acquisition, construction or capital improvement thereof, (b) such Lien attaches solely to the assets so acquired, constructed or improved in such transaction and (c) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such assets;

            (18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods in the ordinary course of business;

            (19) licenses of intellectual property granted in the ordinary course of business;

            (20) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (21) Liens in favor of the Company or any Restricted Subsidiary.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes, however designated, that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "principal amount" means with respect to a Note the principal amount of such Note, which includes, at any time, interest accreted to the principal amount of such Note pursuant to this Indenture and the Note.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any franchise accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such franchise accounts receivable, all contracts and all guarantees or other obligations in respect of such franchise accounts receivable, proceeds of such franchise accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving franchise accounts receivable.

      "Receivables Subsidiary" means a Restricted Subsidiary that engages in no activities other than in connection with the financing of franchise accounts receivable and that is designated by the Board of Directors (as provided below) as a Receivables Subsidiary:

            (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

                  (a) is guaranteed by the Company or any Restricted Subsidiary
            (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction);

                  (b) is recourse to or obligates the Company or any Restricted
            Subsidiary in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction; or

                  (c) subjects any property or asset of the Company or any
            Restricted Subsidiary (other than franchise accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction;

            (2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing franchise accounts receivable; and

            (3) with which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

      "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend, including pursuant to any defeasance or discharge mechanism (collectively, "refinances," and "refinanced" shall have a correlative meaning), any Indebtedness existing on December 5, 2003 or Incurred in compliance with this Indenture, including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary, to the extent permitted in this Indenture, and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

            (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced; provided that, for purposes of this clause (1), the Series A Preferred Stock shall have a Stated Maturity of December 1, 2011;

            (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

            (3) if the Indebtedness being refunded, refinanced, replaced, renewed, repaid, extended, defeased or discharged is Subordinated Obligations, such Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refunded, refinanced, replaced, renewed, repaid, extended, defeased or discharged;

            (4) such Refinancing Indebtedness is Incurred in an aggregate principal amount, or if issued with original issue discount, an aggregate issue price, that is equal to or less than the aggregate principal amount, or if issued with original issue discount, the aggregate accreted value, then outstanding of the Indebtedness being refinanced, plus fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include:

                  (a) Indebtedness of a Restricted Subsidiary that refinances
            Indebtedness of the Company; or

                  (b) Indebtedness of the Company or a Restricted Subsidiary
            that refinances Indebtedness of an Unrestricted Subsidiary; and

            (5) if the Indebtedness being refunded, refinanced, replaced, renewed, repaid, extended, defeased or discharged is Indebtedness of the Company, such Refinancing Indebtedness is Incurred by the Company,.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 23, 2003, between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

      "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on December 5, 2003 or that are reasonably related or incidental thereto.

      "Related Party" means:

            (1) any controlling equityholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

            (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

      "Representative" means the trustee, agent or representative, if any, for an issue of Senior Indebtedness.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S commencing on December 23, 2003.

      "Restricted Subsidiary" means any Subsidiary of the Company other than as Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "Secured Indebtedness" means any Indebtedness of the Company or its Subsidiaries secured by a Lien.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Credit Agreement" means the credit agreement dated December 5, 2003, among Centers, the Company, the banks and other financial institutions party thereto from time to time, Lehman Commercial Paper Inc., as administrative agent, JPMorgan Chase Bank, as syndication agent, and the other parties thereto, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with Centers, or any subsidiary of Centers as borrower, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

      "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents, as defined therein, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, intellectual property security agreement, mortgages, letter of credit applications and other security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time, whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise. Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement:

            (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby;

            (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder;

            (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder; or

            (4) otherwise altering the terms and conditions thereof.

      "Senior Indebtedness" means the following obligations of the Company, whether outstanding on the date of this Indenture or thereafter Incurred, without duplication:

            (1) Bank Indebtedness; and

            (2) all obligations consisting of the principal of and premium and liquidated damages, if any, and accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding, on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; provided, however, that Senior Indebtedness will not include:

                  (a) any obligations of the Company to any Subsidiary or any other Affiliate of the Company, or any such Affiliate's
            Subsidiaries;

                  (b) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

                  (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business, including Guarantees thereof or instruments evidencing such liabilities;

                  (d) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company;

                  (e) Indebtedness that is represented by redeemable Capital
            Stock; or

                  (f) that portion of any Indebtedness that is Incurred in
            violation of this Indenture; provided that Indebtedness under the Senior Credit Facility will not cease to be Senior Indebtedness under this clause (f) if the lenders of such Indebtedness obtained a certificate from an Officer of the Company as of the date of Incurrence of such Indebtedness to the effect that such Indebtedness was permitted to be Incurred by this Indenture.

      If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the U.S. Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

      "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter Incurred, that:

            (1) specifically provides that such Indebtedness is to rank pari passu in right of payment with the Notes; and

            (2) is not expressly subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

      "Series A Preferred Stock" means the Company's 12% Series A Exchangeable Preferred Stock, which is governed by the Amended Certificate of Designations.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means:

            (1) any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on December 5, 2003; and

            (2) any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

      "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred.

      "Subordinated Obligation" means any Indebtedness of the Company, whether outstanding on December 5, 2003 or thereafter Incurred, which is expressly subordinate or junior in right of payment to the Notes pursuant to a written agreement.

      "Subsidiary" means, with respect to any specified Person:

            (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

      "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

      "Trustee" means [_____________] until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

      "Unrestricted Subsidiary" means:

            (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

            The Board of Directors may designate any Subsidiary of the Company, including any newly acquired or newly formed Subsidiary of the Company, to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Capital

      Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

                  (a) the Subsidiary to be so designated has total consolidated assets of $100,000 or less; or

                  (b) if such Subsidiary has consolidated assets greater than
            $100,000, then such designation would be permitted under the provisions of Section 4.07 hereof.

                  The Board of Directors may designate any Unrestricted
            Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

                  (a) the Company could Incur at least $1.00 of additional
            Indebtedness under paragraph (a) of Section 4.09 hereof; and

                  (b) no Default or Event of Default shall have occurred and be continuing.

      Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

      "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

      "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

      "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which, other than directors' qualifying shares, is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02 Other Definitions.

                                                                                        Defined in
Term                                                                                      Section
----                                                                                    ----------
"Affiliate Transaction".............................................................       4.11
"Asset Disposition Offer"...........................................................       3.09
"Authentication Order"..............................................................       2.02
"Blockage Notice"...................................................................      10.03
"Change of Control Offer"...........................................................       4.15
"Change of Control Payment".........................................................       4.15
"Change of Control Payment Date"....................................................       4.15
"Covenant Defeasance"...............................................................       8.03
"DTC"...............................................................................       2.03
"Event of Default"..................................................................       6.01
"Excess Proceeds"...................................................................       4.10

                                                                                         Defined
                                                                                           in
          Term                                                                           Section
          ----                                                                           -------
"Fairness Opinion"..................................................................       4.11
"Initial Agreement".................................................................       4.08
"Initial Lien"......................................................................       4.12
"Legal Defeasance"..................................................................       8.02
"Offer Amount"......................................................................       3.09
"Paying Agent"......................................................................       2.03
"Permitted Debt"....................................................................       4.09
"Payment Blockage Notice"...........................................................      10.03
"Purchase Date".....................................................................       3.09
"Refinancing Agreement".............................................................       4.08
"Registrar".........................................................................       2.03
"Restricted Payments"...............................................................       4.07
"Successor Company".................................................................       5.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes means the Company and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) "will" shall be interpreted to express a command;

            (6) provisions apply to successive events and transactions; and

            (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

Section 2.01 Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

      At least one Officer must sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

      A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee will, upon receipt of a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Notes for original issue that may be validly issued under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed either of (i) the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof or (ii)
(a) $1,000 per share of Series A Preferred Stock exchanged on the date on which the Series A Preferred Stock is exchanged for Notes in accordance with the Amended Certificate of Designations, plus (b) the amount of any accumulated dividends and Liquidated Damages not otherwise paid in cash on the Series A Preferred Stock exchanged on the date on which the Series A Preferred Stock is exchanged for Notes in accordance with the Amended Certificate of Designations, plus (c) the amount of any interest that accretes to the principal amount of the Notes prior to December 1, 2008.

      If the Series A Preferred Stock is exchanged for the Notes in accordance with the Amended Certificate of Designations after the consummation of the Exchange Offer, then the Notes issued hereunder will be Unrestricted Global Notes or Unrestricted Definitive Notes, as the case may be. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

      The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

      The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

      The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

            (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

            (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

            (3) upon request of the Trustee or the Holders of at least a majority in aggregate principal amount of outstanding Notes, if there has occurred and is continuing a Default or Event of Default with respect to the Notes.

      Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Definitive Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the Private Placement Legend unless such legend is not required by applicable law.

      Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section
2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),
(c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

         (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

         (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

               (A) both:

                   (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                   (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

               (B) both:

                   (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                   (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

      Upon consummation of an Exchange Offer by the Company in accordance with
Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                  (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable.

            (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)   the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

            Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

            (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)   the Registrar receives the following:

                        (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial
Interests.

            (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
            (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

            (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)   the Registrar receives the following:

                        (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D)   the Registrar receives the following:

                        (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. If the Notes are issued under this Indenture prior to the consummation of the Exchange Offer, then, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee will authenticate:

            (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

            (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers,
      (B) they are not participating in a distribution of the Exchange Notes and
      (C) they are not affiliates (as defined in Rule 144) of the Company.

      Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (1) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF GENERAL NUTRITION CENTERS HOLDING COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES."

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2),
            (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06
            (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

            (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (4)

THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF GENERAL NUTRITION CENTERS, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section
      2.02 hereof or at the Registrar's request.

            (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

            (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (5) Neither the Registrar nor the Company will be required:

                  (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
            Section 3.02 hereof and ending at the close of business on the day of selection;

                  (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

            (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence (which evidence may be from the Trustee) to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an affidavit of lost certificate and/or an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.

      Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those canceled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officer's Certificate setting forth:

            (1) the clause of this Indenture pursuant to which the redemption shall occur;

            (2) the redemption date;

            (3) the principal amount of Notes to be redeemed; and

            (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 90 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

      The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

      Section 3.03 Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 90 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 90 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

            The notice will identify the Notes to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such
            redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this
            Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.03 hereof, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

            At or before 10:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

            Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

            (a) The Company may, at its option, redeem all or part of the Notes at any time, upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                       Percentage
----                                                       ----------
2003..................................................      112.000%
2004..................................................      110.286%
2005..................................................      108.571%
2006..................................................      106.857%
2007..................................................      105.143%
2008..................................................      103.429%
2009..................................................      101.714%
2010 and thereafter...................................      100.000%

            Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

            (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

            The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

            Section 3.09 Offer to Purchase by Application of Excess Proceeds.

            In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Disposition Offer"), it will follow the procedures specified below.

            The Asset Disposition Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the Purchase Date and liquidated damages, if any, with the proceeds of sales of assets. The Company will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.09 and Section 4.10 hereof, in each case, to the extent applicable. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09 or Section 4.10 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section or Section 4.10 hereof as a results of such compliance. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

            If the date on which Notes are purchased pursuant to an Asset Disposition Offer (the "Purchase Date") is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

            Upon the commencement of an Asset Disposition Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The notice, which will govern the terms of the Asset Disposition Offer, will state:

                  (1) that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Disposition Offer will remain open;

                  (2) the offer amount, which shall equal the amount of all
            Excess Proceeds (the "Offer Amount"), the purchase price and the Purchase Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest and Liquidated Damages, if any;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) the instructions determined by the Company, consistent with Section 4.10 and this Section 3.09, that a Holder must follow to have its Notes purchased;

                  (7) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered in connection with the Asset Disposition Offer thereof exceeds the Offer Amount, the

            Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof properly tendered and not withdrawn pursuant to the Asset Disposition Offer, or if less than the Offer Amount has been tendered, all Notes properly tendered and not withdrawn and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on or about the Purchase Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01 Payment of Notes.

            The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

            The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

            The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

Section 4.03 Reports.

            (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

                  (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports and, with respect to the annual information only, a report on the Company's consolidated financial statements by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

            All such reports will be prepared in all material respects in accordance with all of the rules and regulations of the Exchange Act applicable to such reports.

            In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will make such information available to securities analysts and prospective investors upon request. The Company will at all times comply with TIA Section 314(a).

            If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

            (b) For so long as any Notes remain outstanding, if at any time the Company is not required to file with the SEC the reports required by paragraphs
(a) and (b) of this Section 4.03, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

            (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

            (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 30 days after the occurrence of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

            The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company to satisfy its obligations under the Notes and this Indenture.

Section 4.06 Stay, Extension and Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, take any of the following actions:

                        (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary and other than payments of dividends on, and mandatory repurchases at Stated Maturity of, Disqualified Stock that was issued after the date of this Indenture in compliance with Section 4.09 hereof);

                        (ii) purchase, redeem, retire or otherwise acquire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company, of any direct or indirect parent of the Company or of any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary;

                        (iii) purchase, repurchase, redeem, defease or otherwise
                  acquire or retire for value any Subordinated Obligation before scheduled maturity, scheduled repayment or scheduled sinking fund payment; provided that this restriction does not apply to a purchase, repurchase, redemption or other acquisition made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption or acquisition; or

                        (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), if at the time the Company or its Restricted Subsidiary makes a Restricted
Payment:

            (1) a Default occurs and continues to occur or would result therefrom;

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 4.09 hereof; or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made after December 5, 2003 (excluding Restricted Payments permitted by clauses (1), (2), (3), (5), and (6) of paragraph (b) of this Section 4.07) would exceed, without duplication, the sum of:

                  (A) 50% of the Consolidated Net Income of the Company accrued during the period, treated as one accounting period, from the beginning of the first fiscal quarter commencing after December 5, 2003 to the end of the most recent fiscal quarter ending before the date of such Restricted Payment for which consolidated financial statements of the Company are available, or, if such Consolidated Net Income is a deficit, then minus 100% of such deficit;

                  (B) 100% of the aggregate Net Cash Proceeds received by the Company since December 5, 2003 as a contribution to its common equity capital or from the issue or sale of Capital Stock of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), less the amount of any such Net Cash Proceeds that are utilized for an Investment pursuant to clause (13) of the definition of "Permitted Investments;"

                  (C) in the case of the disposition or repayment of any Investment constituting a Restricted Investment, without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments, an amount equal to the lesser of the return of capital or similar repayment with respect to such Investment, or the initial amount of such Investment, in either case, less the cost of the disposition of such Investment;

                  (D) to the extent that any Unrestricted Subsidiary of the Company designated as such after December 5, 2003 is redesignated as a Restricted Subsidiary after December 5, 2003, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after December 5, 2003; and

                  (E) 50% of any dividends received by the Company or a Restricted Subsidiary after December 5, 2003 from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

            (b) The provisions of Section 4.07(a) hereof will not prohibit the following actions:

                  (1) any purchase, redemption, repurchase, defeasance,
            retirement or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares, for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company, other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries; provided that the Net Cash Proceeds or reduction of Indebtedness from such sale or exchange will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (2) any purchase, redemption, repurchase, defeasance,
            retirement or other acquisition of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that is permitted to be Incurred under the provisions of Section 4.09 hereof;

                  (3) any purchase, redemption, repurchase, defeasance,
            retirement or other acquisition of Subordinated Obligations from Net Available Cash to the extent permitted by the provisions of Section
            4.10 hereof;

                  (4) payment of dividends within 60 days after the date of
            declaration of such dividends, if at the date of declaration such dividend would have complied with Section 4.07(a) hereof;

                  (5) any purchase or redemption of any shares of Capital Stock of the Company from employees or former employees of the Company and its Restricted Subsidiaries pursuant to the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management or in connection with the termination of employment in an aggregate amount after December 5, 2003 not in excess of $5 million in any fiscal year, plus any unused amounts under this clause from prior fiscal years;

                  (6) the payment of any dividend by a Restricted Subsidiary to the holders of all of its common equity interests on a pro rata basis;

                  (7) Restricted Payments not to exceed $50 million in the
            aggregate since December 5, 2003; provided that no more than $25 million of such Restricted Payments are made in any calendar year; provided further that, after giving pro forma effect to any such Restricted Payment, the Company would have had a Leverage Ratio of less than 2.5 to 1.00; and

                  (8) Restricted Payments not to exceed $35 million in the
            aggregate since the date of this Indenture.

            (c) Notwithstanding the foregoing, all Restricted Payments of the type described in:

                  (1) clauses (i), (ii), (iii) and (iv) of paragraph (a) of this
            Section 4.07 made either in accordance with clauses (1) through (3) of paragraph (a) of this Section 4.07 or pursuant to clauses (7) or
            (8) of paragraph (b) of this Section 4.07, and

                  (2) clauses (i), (ii) and (iii) of paragraph (A) of Section
            10(a) of the Amended Certificate of Designations made prior to the issuance of the Notes either in accordance with clauses (1) through
            (4) of paragraph (A) or pursuant to the exemptions contained in clauses (5) or (6) of paragraph (B), in each case, of Section 10(a) of the Amended Certificate of Designations

            shall not exceed $50 million in the aggregate.

            The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment-banking firm of national standing if the fair market value exceeds $20 million.

Section 4.08 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

            (a) Neither the Company nor any Restricted Subsidiary will create or otherwise cause or permit to exist any consensual restriction on the ability of any Restricted Subsidiary to take the following actions:

                  (1) pay dividends or make any other distributions on its
            Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

                  (2) make any loans or advances to the Company or any of its
            Restricted Subsidiaries; or

                  (3) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries.

            (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing or by reason of:

                  (1) the Senior Credit Facility and any agreements governing
            Indebtedness existing on December 5, 2003, in each case, as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on December 5, 2003;

                  (2) this Indenture, the Notes, the Amended Certificate of
            Designations and the Series A Preferred Stock;

                  (3) the 2010 Notes Indenture and the notes issued on December
            5, 2003 by Centers and the related note guarantees under the 2010 Notes Indenture;

                  (4) any restriction with respect to a Restricted Subsidiary that is either:

                        (A) pursuant to an agreement relating to any
                  Indebtedness (i) Incurred by a Restricted Subsidiary before the date on which such Restricted Subsidiary was acquired by the Company, or (ii) of another Person that is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person and is outstanding on the date of such acquisition, merger or consolidation; provided that any restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to Indebtedness Incurred either as consideration in, or for the provision of any portion of the funds or credit support used to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or such acquisition of assets, merger or consolidation shall not be permitted pursuant to this clause (A); or

                        (B) pursuant to any agreement, not relating to any
                  Indebtedness, existing when a Person becomes a Subsidiary of the Company or acquired by the Company or any of its Subsidiaries, that, in each case, is not created in contemplation of such Person becoming such a Subsidiary or such acquisition (it being understood for purposes of this clause (B) that if another Person is the Successor Company, any Subsidiary or agreement thereof shall be deemed acquired or assumed by the Company when such Person becomes the Successor Company), and, in the case of clauses (A) and (B), which restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired;

                  (5) any restriction with respect to a Restricted Subsidiary pursuant to an agreement (a "Refinancing Agreement") that effects a refinancing, extension, renewal or replacement of Indebtedness under an agreement referred to in this Section 4.08 (an "Initial Agreement") or contained in any amendment to an Initial Agreement; provided that the restrictions contained in any such Refinancing Agreement or amendment are not materially more restrictive, taken as a whole, than the restrictions contained in the Initial Agreement or Agreements to which such Refinancing Agreement or amendment relates;

                  (6) any restriction that is a customary restriction on
            subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or on the assignment or transfer of any lease, license or other contract;

                  (7) any restriction by virtue of a transfer, agreement to
            transfer, option, right, or Lien with respect to any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

                  (8) any restriction contained in mortgages, pledges or other agreements securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restriction restricts the transfer of the property subject to such mortgages, pledges or other security agreements;

                  (9) any restriction with respect to a Restricted Subsidiary, or any of its property or assets, imposed pursuant to an agreement for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary, or the property or assets that are subject to such restriction, pending the closing of such sale or disposition;

                  (10) any restriction existing by reason of applicable law, rule, regulation or order;

                  (11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

                  (12) restrictions on cash or other deposits or net worth
            imposed by customers under contracts entered into in the ordinary course of business;

                  (13) restrictions existing under Indebtedness or other
            contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary; or

                  (14) restrictions contained in Indebtedness incurred by a
            Foreign Subsidiary pursuant to clause (11) of Section 4.09(b) hereof; provided that such restrictions relate only to one or more Foreign Subsidiaries.

Section 4.09 Limitation on Indebtedness.

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and any Restricted Subsidiary of the Company may incur Indebtedness if, on the date of the Incurrence of such Indebtedness, the Consolidated Coverage Ratio would be greater than 2.0 to 1.0.

            (b) The provisions of Section 4.09(a) hereof will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the Incurrence by the Company and any Restricted
            Subsidiary of additional Indebtedness and letters of credit under one or more Senior Credit Facilities (or the Mellon Letters of Credit) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of (a) $400 million less the aggregate amount of all Net Cash Proceeds of Asset Dispositions applied by the Company or any of its Restricted Subsidiaries since December 5, 2003 to permanently repay any term Indebtedness under a Senior Credit Facility or to permanently repay any revolving credit Indebtedness under a Senior Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the provisions of Section 4.10 hereof and (b) the amount of the Borrowing Base as of the date of such Incurrence, in each case less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Senior Credit Facility that have been made by the Company or any of its Restricted Subsidiaries resulting from or relating to the formation of any Receivables Subsidiary or the consummation of any Qualified Receivables Transaction;

                  (2) the Guarantee by the Company or any Restricted Subsidiary
            of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.09;

                  (3) the Incurrence by the Company or any of its Restricted
            Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                        (A) if the Company or any Restricted Subsidiary is the
                  obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and

                        (B) (i) any subsequent issuance or transfer of Capital
                  Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and
                  (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

                  (4) the Incurrence by the Company of Indebtedness represented by the Notes to be issued in exchange for the Series A Preferred Stock under this Indenture, and if applicable the Exchange Notes issued in exchange therefor to be issued pursuant to the Registration Rights Agreement;

                  (5) the Incurrence by any Restricted Subsidiary of
            Indebtedness represented by the notes issued by Centers on December 5, 2003 and the related note guarantees under the 2010 Notes Indenture and the registered notes and the related note guarantees issued in exchange therefor to be issued pursuant to the registration rights agreement dated as of December 5, 2003.

                  (6) the Incurrence by the Company and any Restricted
            Subsidiary of Indebtedness existing on December 5, 2003 (other than the Mellon Letters of Credit);

                  (7) the Incurrence by the Company or any of its Restricted
            Subsidiaries of Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) hereof or clauses (2), (4), (5), (6), (7), (8) or (15) of this
            Section 4.09(b);

                  (8) the Incurrence by the Company or any Restricted Subsidiary
            of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction or improvement of property, plant or equipment used in the business of the Company or a Restricted Subsidiary, in an aggregate principal amount, including all Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (8), not to exceed 2.5% of Consolidated Tangible Assets at any time outstanding measured at the time of Incurrence;

                  (9) the Incurrence by the Company or any Restricted Subsidiary
            of Hedging Obligations that are Incurred in the ordinary course of business and not for speculative purposes;

                  (10) the Incurrence by the Company or any Restricted
            Subsidiary of Indebtedness evidenced by letters of credit issued in the ordinary course of business of the Company to secure workers' compensation and other insurance coverage;

                  (11) the Incurrence by the Foreign Subsidiaries of
            Indebtedness if, at the time of Incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries Incurred pursuant to this clause (11) and then outstanding does not exceed the greater of (A) $30 million and (B) an amount equal to 50% of the consolidated book value of the inventories of the Foreign Subsidiaries measured at the time of Incurrence;

                  (12) the incurrence by a Receivables Subsidiary of
            Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any Restricted Subsidiary of the Company, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not Guaranteed by any such Person;

                  (13) the incurrence by the Company or any of its Restricted
            Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, letters of credit (not supporting Indebtedness for borrowed money), bankers' acceptances, performance and surety bonds in the ordinary course of business;

                  (14) Indebtedness arising from agreements of the Company or a
            Restricted Subsidiary providing for indemnification, contribution, adjustment of purchase price, earn out or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of the Company or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness Incurred pursuant to this clause (14) shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such dispositions; and

                  (15) the Incurrence by the Company or any Restricted
            Subsidiary of Indebtedness, which may include Bank Indebtedness, in an aggregate principal amount not to exceed $35 million outstanding at any one time.

            For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be Incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify, all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. In addition, for purposes of determining compliance with this Section 4.09, the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an Incurrence of

Indebtedness for purposes of this Section 4.09; provided that the amount thereof shall be included in Consolidated Interest Expense of the Company as accrued.

            The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt. However, if any such Indebtedness ceases to be Non-Recourse Debt, then such event shall constitute an Incurrence of Indebtedness by the Company or a Restricted Subsidiary.

            (c) Notwithstanding the foregoing provisions of this Section 4.09, if and to the extent Centers or its Restricted Subsidiaries (as defined in the 2010 Notes Indenture for purposes of this paragraph only) would be permitted to Incur Indebtedness (as defined in the 2010 Notes Indenture purposes of this paragraph only) pursuant to the 2010 Notes Indenture (or any agreement or instrument governing any Indebtedness issued upon the refunding, refinancing or replacement thereof), Centers or such Restricted Subsidiaries, as the case may be, shall be permitted to Incur hereunder any Indebtedness permitted to be Incurred thereunder.

Section 4.10 Limitation on Asset Dispositions.

            (a) Neither the Company nor any Restricted Subsidiary shall make any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary receives
            consideration, including relief from, or the assumption of another Person for, any liabilities, contingent or otherwise, at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition. The Board of Directors shall determine the fair market value, and their determination shall be conclusive, including as to the value of all non-cash consideration;

                  (2) at least 75% of the consideration for any Asset
            Disposition received by the Company or such Restricted Subsidiary is in the form of cash. For the purposes of this provision, the following are deemed to be cash:

                        (A) Cash Equivalents;

                        (B) the assumption of Indebtedness of the Company, other
                  than Disqualified Stock of the Company, or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

                        (C) Indebtedness of any Restricted Subsidiary that is no
                  longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee, or is the beneficiary of any indemnity with respect to such Indebtedness which is secured by any letter of credit or Cash Equivalents, of such Indebtedness in connection with such Asset Disposition;

                        (D) securities received by the Company or any Restricted
                  Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 60 days after the Asset Disposition;

                        (E) an amount equal to the fair market value of
                  Indebtedness of the Company or any Restricted Subsidiary received by the Company or a Restricted Subsidiary as consideration for any Asset Disposition, determined at the time of receipt of such Indebtedness by the Company or such Restricted Subsidiary; and

                        (F) consideration consisting of Additional Assets;

                  (3) the Company or such Restricted Subsidiary applies an
            amount equal to 100% of the Net Available Cash from such Asset Disposition in the following manner:

                        (A) to the extent the Company or such Restricted
                  Subsidiary elects, or is required by the terms of any Senior Indebtedness or Indebtedness, other than Preferred Stock, to prepay, repay or purchase Senior Indebtedness or such Indebtedness, in each case other than the Indebtedness owed to the Company or a Restricted Subsidiary, within 365 days after the date of such Asset Disposition;

                        (B) to the extent of the balance of Net Available Cash,
                  to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or, if such reinvestment in Additional Assets is a project that is authorized by the Board of Directors within such 365-day period, within 455 days from the date of such Asset Disposition;

                        (C) to the extent of the balance of such Net Available
                  Cash remaining after application pursuant to clauses (A) or
                  (B) above (the "Excess Proceeds"), to make an offer to purchase Notes in accordance with Section 3.09 hereof at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date, and, to the extent required by the terms thereof, any other Senior Subordinated Indebtedness subject to the agreements governing such other Indebtedness at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the Purchase Date and liquidated damages, if any; and

                        (D) to the extent of the balance of such Excess Proceeds
                  after application pursuant to clauses (A), (B) or (C) of this
                  Section 4.10(a)(3) for any purpose not prohibited by this Indenture.

            However, in connection with any prepayments, repayment or purchase of revolving credit Indebtedness pursuant to clauses (A) and (C) of this Section 4.10(a)(3), the Company or such Restricted Subsidiary will cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

            Pending the final application of any Net Available Cash, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Cash in any manner that is not prohibited by this Indenture.

            (b) Notwithstanding the other provisions of this Section 4.10, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.10, except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.10 exceeds $15 million.

            (c) To the extent that the aggregate principal amount of the Notes and other Senior Subordinated Indebtedness tendered pursuant to an Asset Disposition Offer made in accordance with this Section 4.10 and Section 3.09 hereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Senior Subordinated Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount thereof surrendered in such Asset Disposition Offer; provided that when such Asset Disposition Offer is complete, the amount of Excess Proceeds shall be reset to zero.

            (d) The Company will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10 and Section 3.09 hereof, in each case, to the extent applicable. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10 or Section 3.09 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 or Section 3.09 hereof as a result of such compliance.

Section 4.11 Limitation on Transactions with Affiliates.

            (a) Neither the Company nor any of its Restricted Subsidiaries will engage in any transaction or series of transactions, including the purchase, sale, lease or exchange of any property or the rendering of any service with any Affiliate of the Company (an "Affiliate Transaction") on terms that:

                  (1) taken as a whole are less favorable to the Company or such
            Restricted Subsidiary than the terms that could be obtained at the time of such transaction in arm's-length dealings with a nonaffiliate; and

                  (2) in the event such Affiliate Transaction involves an
            aggregate amount in excess of $15 million, is not in writing and has not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction. If there are no such Board members, then the Company must obtain a Fairness Opinion. A "Fairness Opinion" means an opinion from an independent investment banking firm, accounting firm or appraiser of national standing which indicates that the terms of such transaction are fair to the Company or such Restricted Subsidiary from a financial point of view.

            In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $30 million will also require a Fairness Opinion.

            (b) The provisions of Section 4.11(a) hereof shall not prohibit the following actions:

                  (1) any Restricted Payment permitted by the provisions of
            Section 4.07 hereof or any Permitted Investment;

                  (2) the performance of the obligations of the Company or a
            Restricted Subsidiary under any employment contract, collective bargaining agreement, service agreement, employee benefit plan, related trust agreement, severance agreement or any other similar arrangement entered into in the ordinary course of business;

                  (3) payment of compensation, performance of indemnification or contribution obligations in the ordinary course of business;

                  (4) any issuance, grant or award of stock, options or other securities, to employees, officers or directors;

                  (5) any transaction between the Company and a Restricted
            Subsidiary or between Restricted Subsidiaries or any transaction between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

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                  (6) any other transaction arising out of agreements existing on December 5, 2003 and described in the "Certain Relationships and Related Party Transactions" section of the Offering Memorandum;

                  (7) transactions with suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business and on terms no less favorable to the Company or the Restricted Subsidiary than those that could be obtained at such time in arm's-length dealings with a nonaffiliate;

                  (8) the payment of rent due under the Master Lease, dated as of March 23, 1999, between Gustine Sixth Avenue Associates, Ltd. and General Nutrition, Incorporated, as in effect on December 5, 2003 or as amended in compliance with the provisions of this Section 4.11; and

                  (9) so long as no Default has occurred and is continuing, (a)
            payment of annual management fees to the Permitted Holder in an aggregate amount not to exceed, during any consecutive 12-month period, $1.5 million, (b) the payment of fees to the Permitted Holder for financial advisory and investment banking services rendered to the Company and its Restricted Subsidiaries in connection with acquisitions, securities offerings and other financings and similar significant corporate transactions in customary and reasonable amounts for such transactions, (c) the payment of the $7.5 million structuring and transition services fee to the Permitted Holder and (d) reimbursement of reasonable out-of-pocket expenses incurred by the Permitted Holder in connection with the services described in clauses (a), (b) and (c) above; provided that the foregoing payments and reimbursements are subordinated to the Notes to the same extent as the Notes are subordinated to Designated Senior Indebtedness; provided further that if any such Default prevents the payment of any such fees, the Company may pay such deferred fees at the time such Default is cured or waived.

Section 4.12 Limitation on Liens.

            Neither the Company nor any Restricted Subsidiary will create or permit to exist any Lien, other than Permitted Liens, on any of its property or assets, including Capital Stock, whether owned on the date of this Indenture or thereafter acquired, securing any Indebtedness that is not Senior Indebtedness (the "Initial Lien"), unless at the same time effective provision is made to secure the obligations due under this Indenture and the Notes equally and ratably with such obligation for so long as such obligation is secured by such Initial Lien.

            Any such Lien created in favor of the Notes will be automatically and unconditionally released and discharged upon:

                  (1) the release and discharge of the Initial Lien to which it relates; or

                  (2) any sale, exchange or transfer to a non-affiliate of the
            Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary, or all or substantially all of the assets of any Restricted Subsidiary creating such Lien.

Section 4.13 Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries.

            The Company will not sell any shares of Preferred Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary to issue or sell any shares of its Preferred Stock to any Person, other than to the Company or a Restricted Subsidiary.

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Section 4.14 Corporate Existence.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), licenses and
            franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

            (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes, pursuant to an offer that the Company will make to all Holders (a "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the record date prior to the repurchase date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07 hereof, the Company will, within thirty days following any Change of Control, or at the Company's option, prior to such Change of Control, mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred or will occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased on the date of repurchase, subject to the right of Holders of Notes on a record date prior to the repurchase date to receive interest due on the relevant interest payment date;

                  (2) the circumstances and relevant facts and financial
            information regarding such Change of Control;

                  (3) the date of purchase, which will be no earlier than 30 days nor later than 90 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (4) the instructions determined by the Company, consistent with this Section 4.15, that a Holder must follow in order to have its Notes purchased; and

                  (5) that, if such offer is made prior to such Change of
            Control, payment is conditioned on the occurrence of such Change of Control.

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            The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 as a result of such compliance.

            Prior to repurchasing any Notes pursuant to this Section 4.15, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing such outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.15.

            (b) On or before the Change of Control Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the
            Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

            The Paying Agent will promptly mail to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16 Limitation on Layering.

            The Company will not Incur any Indebtedness that is contractually subordinate in right of payment to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is subordinated in right of payment to Senior Subordinated Indebtedness by contract. Unsecured Indebtedness is not considered subordinate to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not Guaranteed by a particular person is not deemed to be subordinate to Indebtedness that is so guaranteed, merely because it is not Guaranteed. No Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Section 4.17 Designation of Unrestricted Subsidiaries.

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            The Board of Directors of the Company may designate any Restricted
Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will a Subsidiary of the Company that owns or holds the right to use, license or sublicense the "GNC" brand be designated as an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the provisions of Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

            Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the provisions of
Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under the provisions of Section
4.09 hereof, the Company will be in default of such Section 4.09 hereof. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the provisions of Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

            (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey or transfer all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the
            "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (2) the Successor Company, if not the Company, will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

                  (3) immediately after giving effect to such transaction or series of transactions no Default or Event of Default exists; and

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                  (4) the Company will have delivered to the Trustee an
            Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture; provided that:

                        (A) in giving such opinion such counsel may rely on such
                  Officer's Certificate as to any matters of fact, including without limitation as to compliance with the foregoing clauses; and

                        (B) no Opinion of Counsel will be required for a
                  consolidation, merger or transfer described in Section 5.01(c) hereof.

            In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            (b) The Successor Company will be substituted for, and may exercise every right and power of, the Company under this Indenture. Thereafter, the Company (if it is not the Successor Company) will be relieved of all obligations and covenants under this Indenture, except that, in the case of a conveyance or transfer of less than all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

            (c) The provisions of this Section 5.01 do not prohibit any Restricted Subsidiary from consolidating with, merging into or transferring all or part of its properties and assets to the Company. Additionally, the Company may merge with an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits. The definition of "Successor Company" will not include companies formed by consolidations, mergers or transfers of properties or assets pursuant to this Section 5.01(c).

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

            (a) Each of the following is an "Event of Default":

                  (1) a default in any payment of interest on, or Liquidated Damages, if any, with respect to, any Note when due, whether or not such payment is prohibited by Article 10 hereof, continued for 30 days;

                  (2) a default in the payment of principal of, or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 10 of this Indenture;

                  (3) the failure by the Company or any of its Restricted
            Subsidiaries to comply with its obligations under Article 5 hereof;

                  (4) the failure by the Company or any of its Restricted
            Subsidiaries to comply for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes with any of its obligations under Sections 4.07, 4.09, 4.10, 4.15, in each case, other than a failure to purchase Notes;

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

                  (5) the failure by the Company or any of its Restricted
            Subsidiaries to comply with its other agreements contained in the Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes;

                  (6) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20 million;

                  (7) the Company or any of its Significant Subsidiaries:

                        (A)   commences a voluntary case,

                        (B) consents to the entry of an order for relief against it in an involuntary case,

                        (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or

                        (D) makes a general assignment for the benefit of its creditors;

                  (8) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that:

                        (A) is for relief against the Company or any of its Significant Subsidiaries;

                        (B) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                        (C) orders the liquidation of the Company or any of its Significant Subsidiaries;

                  and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (9) the rendering of any judgment or decree for the payment of money in an amount, net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful, in excess of $20 million against the Company or a Significant Subsidiary that is not discharged, bonded or insured by a third Person if either an enforcement proceeding thereon is commenced, or such judgment or decree remains outstanding for a period of 90 days and is not discharged, waived or stayed.

            (b) The events listed in Section 6.01(a) hereof will constitute Events of Default regardless of their reasons, whether voluntary or involuntary or whether effected by operation of law or pursuant to any judgment, decree, order, rule or regulation of any administrative or governmental body.

Section 6.02 Acceleration.

            In the case of an Event of Default specified in clause (7) or (8) of
Section 6.01(a) hereof, with respect to the Company or any of its Significant Subsidiaries, all outstanding Notes will become due and

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payable immediately without further action or notice on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately (and upon any such declaration, the Notes shall become due and payable immediately); provided that so long as any Designated Senior Indebtedness is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Designated Senior Indebtedness and (2) five Business Days after the holders of such Designated Senior Indebtedness or the Representative thereof receive notice from the Company of the acceleration with respect to the payment of the Notes.

            The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

            Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

            Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction

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that (a) conflicts with law or this Indenture, (b) the Trustee determines is unduly prejudicial to the rights of any other Holder of Notes or (c) that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

            Except to enforce the right to receive payment of principal, premium and Liquidated Damages, if any, or interests when due, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

                  (1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

                  (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) during such 60-day period, Holders of a majority in
            aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request.

            A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

            Notwithstanding any other provision of this Indenture, the provisions of this Indenture relating to the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) may not be changed, and the right of any Holder, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired, in each case, without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

            If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor

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upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

            If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First:      to the Trustee, its agents and attorneys for
            amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second:     to the Holders of Senior Indebtedness if and to
            the extent required by Article 10 hereof;

                  Third:      to Holders of Notes for amounts due and unpaid on
            the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  Fourth:     to the Company or to such party as a court of
            competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

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                                    ARTICLE 7
                                     TRUSTEE

Section 7.01 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b)
            of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

            (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee reasonable security and indemnity against any loss, liability or expense. Before taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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Section 7.02 Rights of Trustee.

            (a) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

            (f) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a)(1), 6.01(a)(2) and 4.01 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an Officer in the Corporate Trust Office of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.03 hereof is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

Section 7.03 Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties.

Section 7.04 Trustee's Disclaimer.

            The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in

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the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

            (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

            (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

            (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            (b) The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

            (c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

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            (d) To secure the Company's payment obligations in this Section
7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

            (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            (f) The Trustee will comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

            (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

            (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.

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Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the
Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

            There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

            This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

            The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

            The Company may at any time elect to have either Section 8.02 or
8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Indenture on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive
            payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

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                  (2) the Company's obligations with respect to such Notes under
            Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the
            Trustee hereunder and the Company's obligations in connection therewith; and

                  (4) this Article 8.

            Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 hereof and clauses (3) and (4) of
Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(a)(4) through 6.01(a)(10) hereof will not constitute Events of Default; provided that clauses (7) and (8) of Section 6.01(a) hereof will continue to constitute Events of Default with respect to the Company, but not any Significant Subsidiary.

Section 8.04 Conditions to Legal or Covenant Defeasance.

            In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the
            Company must deliver to the Trustee an Opinion of Counsel confirming that:

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                        (A) the Company has received from, or there has been
                  published by, the Internal Revenue Service a ruling; or

                        (B) since the date of this Indenture, there has been a
                  change in the applicable federal income tax law,

                  in either case to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the
            Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not
            result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must deliver to the Trustee an Officer's
            Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                  (7) the Company must deliver to the Trustee an Officer's
            Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

            Subject to Section 8.06 hereof, all money and non-callable Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Obligations deposited pursuant to Section 8.04

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hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06  Repayment to Company.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07  Reinstatement.

      If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Note:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture;

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            (3) to provide for uncertificated Notes in addition to or in place of certificated notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

            (4) to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

            (5) to make any change that does not adversely affect the rights of any Holder;

            (6) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or

            (7) to conform the text of this Indenture or the Notes to any provision of the Description of Series A Preferred Stock and Exchange Notes to the extent that such provision in the Description of Series A Preferred Stock and Exchange Notes was intended to be a verbatim recitation of a provision of this Indenture or the Notes.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this
Section 9.02.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

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      It is not necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

      However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of or extend the time for payment of interest on any Note;

            (3) reduce the principal amount of or extend the Stated Maturity of any Note;

            (4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described in the provisions of Section 3.07 hereof;

            (5) make any Note payable in money other than that stated in the Note;

            (6) make any change to the subordination provisions of this Indenture that adversely affects the rights of any Holder;

            (7) make any change in the provisions of this Indenture relating to the rights of Holders of Notes to receive payment of principal of, and interest, premium or Liquidated Damages on, the Notes on or after the respective due dates expressed in the Notes or impair the rights of any Holder of notes to sue for the enforcement of any payment of principal of, or interest, premium or Liquidated Damages on, such Holder's Notes on or after the respective due dates; or

            (8) make any change in the preceding amendment and waiver provisions that require each Holder's consent or in the waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note (if so provided pursuant to any solicitation of such consent) if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative). An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

      The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and if such amendment or supplement does so adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, in its discretion, but shall not be obligated to sign such amendment or supplement. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01 Agreement to Subordinate.

      The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 10.02 Liquidation; Dissolution; Bankruptcy.

      Upon any distribution of the assets of the Company to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

            (1) holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from any defeasance trust created pursuant to Article 8 hereof); and

            (2) until all Obligations with respect to Senior Indebtedness (as provided in clause (1) above) are paid in full in cash, any payment or distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Indebtedness (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

Section 10.03 Default on Designated Senior Indebtedness.

      (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of obligations, including Liquidated Damages, if any, with respect to the Notes, may not purchase, redeem or otherwise retire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof) and may not make any deposit pursuant to the provisions of Article 8 hereof until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full in cash if:

            (1) any Senior Indebtedness is not paid when due in cash; or

            (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless (A) the default has been cured or waived and any such acceleration has been rescinded in writing or (B) such Senior Indebtedness has been paid in full in cash.

      (b) If any other default occurs under any Designated Senior Indebtedness that permits the holders thereof to declare such Indebtedness due and payable, the Company will not be permitted to pay the notes for a period (the "Payment Blockage Period") beginning upon the receipt by the Trustee of written notice (a "Blockage Notice") of such default from the Designated Senior Indebtedness Representative specifying an election to effect a Payment Blockage Period. This Payment Blockage Period will end upon the earliest to occur of:

            (1) written notice to the Trustee to terminate the period by the person who gave the Blockage Notice;

            (2) the discharge or repayment in full in cash of such Designated Senior Indebtedness;

            (3) the date on which the default giving rise to the Blockage Notice is no longer continuing; and

            (4) the date on which 179 days have passed following the delivery of the Blockage Notice.

      Unless the maturity of the Designated Senior Indebtedness has been accelerated, the Company will resume payments on the Notes after the end of the Payment Blockage Period. Only one Blockage Notice may be given in a 360-day period, regardless of the number of defaults on the Designated Senior Indebtedness during that period. However, if a Blockage Notice is given by a holder of Designated Senior Indebtedness other than Bank Indebtedness during the 360-day period, a representative of Bank Indebtedness may give another Blockage Notice during the 360-day period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods in the aggregate are in effect exceed 179 days during any 360 consecutive day period.

Section 10.04 Acceleration of Notes.

      If payment of the Notes is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Indebtedness of the acceleration. The Company is not permitted to pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration. At that time, the Company may pay the Notes only if the subordination provisions in this Article 10 otherwise permit payment at that time.

Section 10.05 When Distribution Must Be Paid Over.

      In the event that the Trustee or any Holder receives any payment of any obligations with respect to the Notes (other than Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Article 10, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, promptly to, the holders of Senior Indebtedness as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06 Notice by Company.

      The Company will promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article 10, but failure to give such notice will not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 10.

Section 10.07 Subrogation.

      After all Senior Indebtedness is paid in full in cash and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08 Relative Rights.

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

      This Article 10 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture will:

            (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages, if any, on, the Notes in accordance with their terms;

            (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

            (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

      If the Company fails because of this Article 10 to pay principal of, premium or interest or Liquidated Damages, if any, on, a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09 Subordination May Not Be Impaired by Company.

      No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10 Distribution or Notice to Representative.

      Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11 Rights of Trustee and Paying Agent.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

      The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12 Authorization to Effect Subordination.

      Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.13 Amendments.

      No amendment may be made to the provisions of this Article 10 and any other subordination provisions in this Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness, or any group or representative thereof authorized to give a consent, consent to such change.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 11.02 Notices.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

      General Nutrition Centers Holding Company
      300 Sixth Avenue
      Pittsburgh, Pennsylvania 15222
      Facsimile No.: (412) 338-8900
      Attention: Chief Legal Officer

      With a copy to:
      Skadden, Arps, Slate, Meagher & Flom LLP
      300 S. Grand Avenue, Suite 3400
      Los Angeles, CA 90071
      Facsimile No.: (213) 687-5600
      Attention: Jeffrey Cohen

      If to the Trustee:
      U.S. Bank National Association
      60 Livingston Avenue
      St. Paul, MN 55107-2292
      Facsimile No.: (651) 495-8097
      Attention: Frank Leslie

      The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 11.03 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, upon request:

            (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.08 Governing Law.

      THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.

Section 11.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10 Successors.

      All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.11 Severability.

      In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 11.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of [______________]

                                     GENERAL NUTRITION CENTERS HOLDING COMPANY

                                     By: _______________________________________
                                         Name:
                                         Title:

                                     [__________________], as Trustee

                                     By: _______________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT A

                                 [Face of Note]

                                                         CUSIP/CINS ____________

                     12% Senior Subordinated Notes due 2011

No. ___                                                            $____________

                    GENERAL NUTRITION CENTERS HOLDING COMPANY

promises to pay to __________ or registered assigns,

the principal sum of _________________________________________________ DOLLARS
on December 1, 2011.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

Dated: __________________

                                     GENERAL NUTRITION CENTERS HOLDING COMPANY

                                     By: _______________________________________
                                         Name:
                                         Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

[TRUSTEE],
as Trustee

By: ______________________________
        Authorized Signatory

                                      A1-1

                                 [Back of Note]
                     12% Senior Subordinated Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

      Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            (1) INTEREST. On each Interest Payment Date (as defined below) occurring on or prior to December 1, 2008, General Nutrition Centers Holding Company, a Delaware corporation (the "Company"), promises, at its option, to either (a) pay interest on the principal amount (which principal amount includes any amount of interest or Liquidated Damages accreted thereon) of this Note in cash semi-annually in arrears, commencing [insert first June 1 or December 1 after the date of exchange of the Series A Preferred Stock], at a rate of 12% per annum or (b) have interest accrete to the principal amount (which principal amount includes any amount of other interest or Liquidated Damages accreted thereon) of this Note at a rate of 12% per annum calculated on a semi-annual basis. After December 1, 2008, interest on this Note will accrue at a rate of 12% per annum and will be payable in cash semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), and the Company promises to so pay cash interest on the principal amount (which principal amount includes any amount of interest or Liquidated Damages accreted thereon) of this Note at 12% per annum from the later of the date on which Notes were initially issued under the Indenture and December 2, 2008, in each case until maturity. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this
      Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. In addition, the Company shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below, semi-annually in arrears on each Interest Payment Date; provided, however, that if payment of Liquidated Damages in cash is then prohibited by the Senior Credit Agreement or the 2010 Indenture, such amount of Liquidated Damages may accrete to the principal amount of Notes. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue principal and premium, if any, from time to time on demand at the rate that is then in effect on this Note to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (2) METHOD OF PAYMENT. Subject to the Company's option described in paragraph (1) hereof, the Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder has given wire instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All

                                      A1-2
      other payments on the Notes will be made at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds to the accounts specified by the Depositary, or its nominee will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            (3) PAYING AGENT AND REGISTRAR. Initially, [___________], the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            (4) INDENTURE. The Company issued the Notes under an Indenture dated as of [__________] (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Company will be entitled to issue Additional Notes pursuant to Section 2.13 of the Indenture.

            (5) OPTIONAL REDEMPTION.

      (a) The Company may, at its option, redeem all or part of the Notes at any time, upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                                  Percentage
----                                                                                  ----------
2003.............................................................................       112.000%
2004.............................................................................       110.286%
2005.............................................................................       108.571%
2006.............................................................................       106.857%
2007.............................................................................       105.143%
2008.............................................................................       103.429%
2009.............................................................................       101.714%
2010 and thereafter..............................................................       100.000%

      Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

            (6) MANDATORY REDEMPTION.

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

            (7) REPURCHASE AT THE OPTION OF HOLDER.

                                      A1-3

                  (a) If there is a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes, pursuant to an offer that the Company will make to all Holders at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Subject to the exceptions in Section 4.15 of the Indenture, within thirty days following any Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Dispositions, within 15 days of the periods specified in Section 4.10(a)(3)(A) and (B) of the Indenture, after which Excess Proceeds exist, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest to the Purchase Date, and liquidated damages, if any, with the proceeds of sales of assets (an "Asset Disposition Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Disposition Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis.

            (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

            (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

            (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in Section 9.02 of the Indenture, the Indenture and the Notes may be amended or supplemented with

                                      A1-4
      the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture; to provide for uncertificated Notes in addition to or in place of certificated notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company; to make any change that does not adversely affect the rights of any Holder; to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or to conform the text of the Indenture or the Notes to any provision of the Description of Series A Preferred Stock and Exchange Notes to the extent that such provision in the Description of Series A Preferred Stock and Exchange Notes was intended to be a verbatim recitation of a provision of the Indenture or the Notes.

            (12) DEFAULTS AND REMEDIES. Events of Default include: (i) a default in any payment of interest on, or Liquidated Damages, if any, with respect to, any Note when due, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture, continued for 30 days; (ii) a default in the payment of principal of, or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (iii) the failure by the Company or any of its Restricted Subsidiaries to comply with its obligations under Articles 5 of the Indenture; (iv) the failure by the Company or any of its Restricted Subsidiaries to comply for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes with any of its obligations under Sections 4.07, 4.09, 4.10, 4.15 of the Indenture, in each case, other than a failure to purchase Notes; (v) the failure by the Company or any of its Restricted Subsidiaries to comply with its other agreements contained in the Notes or the Indenture for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes; (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20 million; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries specified in the Indenture or (viii) the rendering of any judgment or decree for the payment of money in an amount, net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful, in excess of $20 million against the Company or a Significant Subsidiary that is not discharged, bonded or insured by a third Person if either an enforcement proceeding thereon is commenced, or such judgment or decree remains outstanding for a period of 90 days and is not discharged, waived or stayed. If any Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, by notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency set forth in the Indenture, all outstanding Notes will become due and payable immediately without further action or notice.

                                      A1-5

      Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations set forth in the Indenture, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default, in each case as provided in the Indenture.

            (13) SUBORDINATION. Payment of principal, interest and premium and Liquidated Damages, if any, on the Notes is subordinated to the prior payment of Senior Indebtedness on the terms provided in the Indenture.

            (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            (15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

            (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 23, 2003, between the Company and the Initial Purchasers (the "Registration Rights Agreement").

            (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as

                                      A1-6
      printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

            (20) THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, INCLUDING WITHOUT LIMITATION
      SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

General Nutrition Centers Holding Company
300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Chief Legal Officer

                                      A1-7

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                Your Signature:_________________________________
                                  (Sign exactly as your name appears on the face
                                                                   of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                      - Section 4.10     - Section 4.15

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _______________

                               Your Signature:__________________________________
                                  (Sign exactly as your name appears on the face
                                                                   of this Note)

                               Tax Identification No.:__________________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                       Amount of decrease                             of this Global Note       Signature of
                       in Principal Amount   Amount of increase in      following such       authorized officer
                               of             Principal Amount of          decrease             of Trustee or
Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
----------------        ----------------        ----------------         -------------            ---------

* This schedule should be included only if the Note is issued in global form.

                                     A1-10